Exhibit 16.2

APPRAISAL OF REAL PROPERTY



LOCATED AT
115 Sardis St
Barnesville, GA 30204
SEE ATTACHED

FOR
[redacted]

OPINION OF VALUE
[redacted]

AS OF
12/05/2019

BY
[redacted]

Uniform Residential Appraisal Report

File # [redacted]

The purpose of this summary appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 115 Sardis St	City Barnesville	State GA Zip Code 30204
Borrower [redacted]	Owner of Public Record [redacted]	County Lamar
Legal Description SEE ATTACHED		
Assessor's Parcel # B23 003	Tax Year 2018	R.E. Taxes $ 1,333
Neighborhood Name Lamar County	Map Reference B23 Tax Map	Census Tract 9703.00
Occupant [ ] Owner [X] Tenant [ ] Vacant	Special Assessments $ 0	[ ] PUD HOA $ 0 [ ] per year [ ] per month

Property Rights Appraised [X] Fee Simple [ ] Leasehold [ ] Other (describe)
Assignment Type [ ] Purchase Transaction [X] Refinance Transaction [ ] Other (describe)
Lender/Client Pinnacle Credit Union Address 536 N Avenue NE, Atlanta, GA 30308
Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of this appraisal? [ ] Yes [X] No
Report data source(s) used, offering price(s), and date(s). Subject property is not currently listed for sale for per GAMLS. Subject property has not been listed for sale in the past 12 months per GAMLS.

CONTRACT

I [ ] did [ ] did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ Date of Contract Is the property seller the owner of public record? [ ] Yes [ ] No Data Source(s)
Is there any financial assistance (loan charges, sale concessions, gift or downpayment assistance, etc.) to be paid by any party on behalf of the borrower? [ ] Yes [ ] No
If Yes, report the total dollar amount and describe the items to be paid.

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics				One-Unit Housing Trends				One-Unit Housing			Present Land Use %	
Location	[ ] Urban	[X] Suburban	[ ] Rural	Property Values	[ ] Increasing	[X] Stable	[ ] Declining	PRICE $ (000)		AGE (yrs)	One-Unit	60 %
Built-Up	[ ] Over 75%	[X] 25-75%	[ ] Under 25%	Demand/Supply	[ ] Shortage	[X] In Balance	[ ] Over Supply	15	Low	0	2-4 Unit	2 %
Growth	[ ] Rapid	[X] Stable	[ ] Slow	Marketing Time	[ ] Under 3 mths	[X] 3-6 mths	[ ] Over 6 mths	500+	High	100	Multi-Family	5 %
								180	Pred.	50	Commercial	3 %
											Other	30 %

Neighborhood Boundaries Neighborhood is bordered by Lamar County Line to the North, South, East, and West.
Neighborhood Description Subject is located in Lamar County and within 2 miles of Highway 41. Highway 41 offers access to major employment , shopping, and recreational facilities. Subject property is located in an area with stable growth. Area has average appeal and convenience to amenities. Market appeal is average.
Market Conditions (including support for the above conclusions) Market conditions in the neighborhood are stable. Homes in the general area do sometimes require sellers to offer sales financing conditions to the market. Supply and demand is currently equal for properties in this market area. Typical marketing times for most homes in the area is approximately 0 to 12 months with conventional, FHA, VA, or owner financing.

SITE

Dimensions Rely On Survey. Area 5663 sf Shape Rectangular View N;Res;Res
Specific Zoning Classification Residential Zoning Description Single Family Residential
Zoning Compliance [X] Legal [ ] Legal Nonconforming (Grandfathered Use) [ ] No Zoning [ ] Illegal (describe)
Is the highest and best use of subject property as improved (or as proposed per plans and specifications) the present use? [X] Yes [ ] No If No, describe

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements – Type		Public	Private
Electricity	[X]	[ ] Public	Water	[ ]	[X] Public	Street	Dirt/Gravel	[X]	[ ]
Gas	[X]	[ ] Natural	Sanitary Sewer	[ ]	[X] Public	Alley	None	[ ]	[ ]

FEMA Special Flood Hazard Area [ ] Yes [X] No FEMA Flood Zone X FEMA Map # 13171C0091C FEMA Map Date 09/25/2009
Are the utilities and off-site improvements typical for the market area? [X] Yes [ ] No If No, describe
Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? [ ] Yes [X] No If Yes, describe
There are no adverse site conditions, easements, encroachments, environmental conditions, and/or land uses that would affect subject property. Site meets neighborhood standards.

IMPROVEMENTS

General Description	Foundation	Exterior Description materials/condition	Interior materials/condition
Units [X] One [ ] One with Accessory Unit	[ ] Concrete Slab [X] Crawl Space	Foundation Walls Conc Block/Avg	Floors Carpet, Vinyl/Avg
# of Stories 1.5	[ ] Full Basement [ ] Partial Basement	Exterior Walls Vinyl Siding/Avg	Walls Drywall/Avg
Type [X] Det. [ ] Att. [ ] S-Det./End Unit	Basement Area 0 sq.ft.	Roof Surface Comp Shin/A	Trim/Finish Wood/Avg
[X] Existing [ ] Proposed [ ] Under Const.	Basement Finish 0 %	Gutters & Downspouts Alumin, Both/Avg	Bath Floor Vinyl/Avg
Design (Style) Frm/Cottage	[ ] Outside Entry/Exit [ ] Sump Pump	Window Type SH Metal/Avg	Bath Wainscot Fiberglass/Avg
Year Built 1888	Evidence of [ ] Infestation None	Storm Sash/Insulated No/No	Car Storage [ ] None
Effective Age (Yrs) 20	[ ] Dampness [ ] Settlement	Screens No	[X] Driveway # of Cars 2
Attic [ ] None	Heating [X] FWA [ ] HWBB [ ] Radiant	Amenities [ ] Woodstove(s) # 0	Driveway Surface Dirt/Gravel
[ ] Drop Stair [ ] Stairs	[ ] Other Fuel Elec/Gas	[ ] Fireplace(s) # 0 [ ] Fence None	[ ] Garage # of Cars 0
[X] Floor [ ] Scuttle	Cooling [X] Central Air Conditioning	[ ] Patio/Deck None [X] Porch Front	[ ] Carport # of Cars 0
[ ] Finished [ ] Heated	[ ] Individual [X] Other C Fans	[ ] Pool None [ ] Other None	[ ] Att. [ ] Det. [ ] Built-in

Appliances [ ] Refrigerator [X] Range/Oven [ ] Dishwasher [ ] Disposal [ ] Microwave [ ] Washer/Dryer [ ] Other (describe)
Finished area **above** grade contains: 5 Rooms 2 Bedrooms 2.0 Bath(s) 1,433 Square Feet of Gross Living Area Above Grade
Additional features (special energy efficient items, etc.). Front porch, island in kitchen, ceiling fans, unheated attic.

Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C4;Kitchen-remodeled-one to five years ago;Bathrooms-remodeled-one to five years ago;C3;Kitchen-remodeled-six to ten years ago;Bathrooms-remodeled-six to ten years ago;Subject property is in average condition, average quaility construction.

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? [ ] Yes [X] No If Yes, describe
There are no physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of subject property.

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? [X] Yes [ ] No If No, describe
Subject property generally conforms to the neighborhood in functional utility, style, condition, use, and construction.

Uniform Residential Appraisal Report

Client # 68830-000039
File # [redacted]

There are 1 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 45,000 to $ 85,000 .
There are 6 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 45,000 to $ 85,000 .

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	115 Sardis St Barnesville, GA 30204	208 Taylor St Barnesville, GA 30204		109 Barnesville Ave Barnesville, GA 30204		251 High Falls Rd Jackson, GA 30233	
Proximity to Subject		0.36 miles E		0.93 miles W		10.69 miles NE	
Sale Price	$		$ 74,000		$ 47,500		$ 52,500
Sale Price/Gross Liv. Area	$ 37.89 sq.ft.	$ 66.01 sq.ft.		$ 46.39 sq.ft.		$ 37.31 sq.ft.	
Data Source(s)		GAMLS#8482227;DOM 138		GAMLS#8498444;DOM 50		MLS#8649460;DOM 14	
Verification Source(s)		Tax Office; DR: 1007/346		Tax Office; DR: 998/243		Tax Office, DR: 1022/276	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth FHA;4400		ArmLth Cash;1786		ArmLth Cash;0	
Date of Sale/Time		s05/19;c03/19		s03/19;c02/19		s09/19;c09/19	
Location	N;Res;Res	N;Res;Res		N;Res;Res		N;Res;Res	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	5663 sf	11326 sf	0	22216 sf	0	2.0 ac	-7,000
View	N;Res;Res	N;Res;Res		N;Res;Res		N;Res;Res	
Design (Style)	DT1.5;Cottage	DT1.0;Bungalow	0	DT1;Bungalow	0	DT1;Trad	0
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	131	76	0	65	0	131	
Condition	C4	C3	-7,500	C4		C4	
Above Grade Room Count (Total / Bdrms. / Baths)	5 / 2 / 2.0	6 / 2 / 2.0		5 / 2 / 1.0	+3,000	5 / 2 / 2.0	
Gross Living Area	1,433 sq.ft.	1,121 sq.ft.	+6,200	1,024 sq.ft.	+8,200	1,407 sq.ft.	+500
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Average	Average		Average		Average	
Heating/Cooling	Chca	Chca		SpcH/W Units	+4,500	Space Htr	+4,500
Energy Efficient Items	Standard Yr Blt	Standard Yr Blt		Standard Yr Blt		Standard Yr Blt	
Garage/Carport	2dw	2dw		2dw		2gd2dw	-5,000
Porch/Patio/Deck	Ft Porch	Ft Porch,Stp,Dk	-1,500	Ft & R Porch	-1,500	Ft & R Porch	-1,500
Pool, Fence, Etc	Attic-No Heat	Outbldg	+2,500	None	+5,000	Outbldg	+2,500
Net Adjustment (Total)		☐ + ☒ -	$ -300	☒ + ☐ -	$ 19,200	☐ + ☒ -	$ -6,000
Adjusted Sale Price of Comparables		Net Adj. 0.4 % Gross Adj. 23.9 %	$ 73,700	Net Adj. 40.4 % Gross Adj. 46.7 %	$ 66,700	Net Adj. 11.4 % Gross Adj. 40.0 %	$ 46,500

I ☒ did ☐ did not research the sale or transfer history of the subject property and comparable sales. If not, explain Three year sales history for subject property has been researched. Any sales and/or transfers found have been reported in appraisal report. The 12 month sales and/or transfer history for all comps has been researched and all sales and/or transfers have been included in appraisal report.

My research ☐ did ☒ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.
Data Source(s) Tax Office, Deed Records, MLS

My research ☒ did ☐ did not reveal any prior sales or transfers of the comparable sales for the year prior to the date of sale of the comparable sale.
Data Source(s) Tax Office, Deed Records, MLS

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE #1	COMPARABLE SALE #2	COMPARABLE SALE #3
Date of Prior Sale/Transfer	08/18/2016	12/08/2003	11/28/2018	06/25/2015
Price of Prior Sale/Transfer	$21,800	$63,800	$24,120	$0
Data Source(s)	Tax Office, GSCCCA	Tax Office, GSCCCA	Tax Office, GSCCCA	Tax Office, GSCCCA
Effective Date of Data Source(s)	12/08/2019	12/08/2019	12/08/2019	12/08/2019

Analysis of prior sale or transfer history of the subject property and comparable sales Three year sales history for subject property has been researched. Any sales and/or transfers found have been reported in appraisal report. The 12 month sales and/or transfer history for all comps has been researched and all sales and/or transfers have been included in appraisal report.
Sales and/or Transfer History: Subject sold on 08/18/2016 for $21,800
Comp#1: Sold on 12/08/2003 for $63,800 Comp#2: Sold on 11/28/2018 for $24,120 Comp#3: Transfer on 06/25/2015 $0 Joint Tenancy

Summary of Sales Comparison Approach All sales were extracted from the same general vicinity in the same economic market as the subject. The sales used were measured in comparison by G.L.A., design, age, and location. These sales were the best in comparison that have sold recently and reasonably support the fair market value rendered for the subject property. Distance necessary for Comps#3 & #4 due to area density and low number of recent comparable sales. Large adjustments made due to differences in site, living area, condition, and amenities. Comp#2 closed over six months ago due to area density and low number of recent comparable sales. No adjustment made for age due to the fact subject and all comps have similar effective ages. Comp#3 has been addded to bracket age and living area. Net and gross adjustments are higher than desired, however unavoidable due to limited available comparable sales. Sales used are believed to be the best and most reliable indicators of value available at the present time.

Indicated Value by Sales Comparison Approach $ 53,000

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 53,000 **Cost Approach (if developed) $** 86,705 **Income Approach (if developed) $**

All emphasis has been placed on the market data approach to value as it best reflects the actions of buyers and sellers in the market place. The cost approach was requested, therefore utilized. Income approach not requested and is not applicable, therefore has not been included. No personal property was considered in this appraisal. Signature is electronic and password protected along with photos and maps.

This appraisal is made ☒ "as is", ☐ subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, ☐ subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or ☐ subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair: No warranty of the appraised property is given or implied. Appraisal based on market conditions as of the date of this appraisal.

Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 53,000 **, as of** 12/05/2019 **, which is the date of inspection and the effective date of this appraisal.**

Uniform Residential Appraisal Report

Client # 68830-000039
File # [redacted]

ADDITIONAL COMMENTS

The terms inspect, inspected, inspection in computerized form or in this report is deemed to mean, "observed", as this appraisal is for valuation purposes and is not a home inspection. Likewise, the term personally inspected and/or completed inspection in computerized form or in this report is deemed to mean "personally observed" by the appraiser and/or assistant of the exterior and/or interior of the subject and comparable properties.
"My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Georgia Real Estate Appraiser
Classification and Regulation Act and the Rules and Regulations of the Georgia Real Estate Appraisers Board.
No direction for appraisal was given to influence appraiser.
Market Value: Market value is to be defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected to undue stimulus. Implicit in this definition is the consumation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby;
1. Buyer and seller are typically motivated.
2. Both parties are well informed or well advised, and acting in what they consider their own best interest;
3. A reasonable time is allowed for exposure in the open market;
4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
5. The price represents the normal considerstion for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

EXPOSURE TIME: The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retropective opinion based on an analysis of past events assuming a competitive and open market. The appraiser has determined the subject property would have to be exposed for 0 to 12 months on the open market in order to have a market value of $53,000 on the effective date of this appraisal.

Having personally inspected the property located at 115 Sardis Street, Barnesville, GA 30204 and surrounding neighborhood on 12/05/2019, I hereby certify that, to the best of my knowledge and belief, the inspection revealed no indications of moderate to significant physical damage to the property or neighborhood as a result of the recent disaster. No repairs other than those noted in the appraisal report are needed, and there is no adverse effect on the marketability and value of the property.

Utilities were on and functional at the time of the inspection.

I have no current or prospective interest in the subject property or the parties involved.

Appraiser has not provided an appraisal or appraisal services on subjevt property in the past 36 months.

Site adjustements for all comps are based on individual site values and location and adjustments are made accordingly.

AMC Registration #: 70
Fee Paid by AMC: $350

COST APPROACH TO VALUE (not required by Fannie Mae)

Provide adequate information for the lender/client to replicate the below cost figures and calculations.
Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value) Site value based on recent vacant land sales found on GAMLS and the Lamar County Tax Assessor's Office. Parcel#B22 029 sold on 11/15/2019 for $4,000 with 0.42 acres+/- , Parcel#B15 071 sold on 08/21/2019 for $3,000 with 0.24 acres+/-, and Parcel#035 194 sold on 02/20/2019 for $7,000 with 0.58 acres+/-.

ESTIMATED ☐ REPRODUCTION OR ☐ REPLACEMENT COST NEW	OPINION OF SITE VALUE =$ 4,600
Source of cost data	DWELLING 1,433 Sq.Ft. @ $ 82.45 =$ 118,151
Quality rating from cost service Effective date of cost data	0 Sq.Ft. @ $ =$
Comments on Cost Approach (gross living area calculations, depreciation, etc.)	Attic =$ 5,000
Cost approach not deemed reliable due to age of subject property. Cost	Garage/Carport Sq.Ft. @ $ =$
approach has been included in this appraisal report per lender request.	Total Estimate of Cost-New =$ 123,151
	Less Physical Functional External
	Depreciation 41,046 =$(41,046)
See attached building sketch for caluculations.	Depreciated Cost of Improvements =$ 82,105
	"As-is" Value of Site Improvements =$
Estimated Remaining Economic Life (HUD and VA only) 40 Years	**INDICATED VALUE BY COST APPROACH** =$ 86,705

INCOME APPROACH TO VALUE (not required by Fannie Mae)

Estimated Monthly Market Rent $ X Gross Rent Multiplier = $ Indicated Value by Income Approach
Summary of Income Approach (including support for market rent and GRM)

PROJECT INFORMATION FOR PUDs (if applicable)

Is the developer/builder in control of the Homeowners' Association (HOA)? ☐ Yes ☐ No Unit type(s) ☐ Detached ☐ Attached
Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.
Legal Name of Project
Total number of phases Total number of units Total number of units sold
Total number of units rented Total number of units for sale Data source(s)
Was the project created by the conversion of existing building(s) into a PUD? ☐ Yes ☐ No If Yes, date of conversion.
Does the project contain any multi-dwelling units? ☐ Yes ☐ No Data Source
Are the units, common elements, and recreation facilities complete? ☐ Yes ☐ No If No, describe the status of completion.

Are the common elements leased to or by the Homeowners' Association? ☐ Yes ☐ No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities.

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing the appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

Uniform Residential Appraisal Report

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER [redacted]

Signature
Name [redacted]
Company Name [redacted]
Company Address [redacted]
Telephone Number [redacted]
Email Address [redacted]
Date of Signature and Report 12/11/2019
Effective Date of Appraisal 12/05/2019
State Certification #
or State License # [redacted]
or Other (describe) State #
State GA
Expiration Date of Certification or License 10/31/2020

ADDRESS OF PROPERTY APPRAISED
115 Sardis St
Barnesville, GA 30204
APPRAISED VALUE OF SUBJECT PROPERTY $ 53,000

LENDER/CLIENT
Name [redacted]
Company Name [redacted]
Company Address [redacted]
Email Address N/A

SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature
Name
Company Name
Company Address
Telephone Number
Email Address
Date of Signature
State Certification #
or State License #
State
Expiration Date of Certification or License

SUBJECT PROPERTY

- ☐ Did not inspect subject property
- ☐ Did inspect exterior of subject property from street
  Date of Inspection
- ☐ Did inspect interior and exterior of subject property
  Date of Inspection

COMPARABLE SALES

- ☐ Did not inspect exterior of comparable sales from street
- ☐ Did inspect exterior of comparable sales from street
  Date of Inspection

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Condition Ratings and Definitions

C1

The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have any significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).

C2

The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.

C3

The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.

C4

The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.

C5

The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.

C6

The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.

Quality Ratings and Definitions

Q1

Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q2

Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residence constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality.

Quality Ratings and Definitions (continued)

Q3
Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4
Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5
Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6
Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure

Definitions of Not Updated, Updated, and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of) square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM
(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Abbreviations Used in Data Standardization Text

Abbreviation	Full Name	Fields Where This Abbreviation May Appear
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sale or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (Style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Authority	Sale or Financing Concessions
g	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-in Garage	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sale or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid-rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PwrLn	Power Lines	View
PubTrn	Public Transportation	Location
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
RT	Row or Townhouse	Design (Style)
s	Settlement Date	Date of Sale/Time
SD	Semi-detached Structure	Design (Style)
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade

UAD Version 9/2011 (Updated 1/2014)
Form UADDEFINE1A - [redacted]

Uniform Residential Appraisal Report

File # Client # 68830-000039 [redacted]

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 4		COMPARABLE SALE # 5		COMPARABLE SALE # 6	
Address	115 Sardis St Barnesville, GA 30204	313 Freeman Rd Barnesville, GA 30204		243 Wilson St Barnesville, GA 30204		124 Howard Rd Barnesville, GA 30204	
Proximity to Subject		4.00 miles S		0.63 miles N		1.53 miles N	
Sale Price	$		$ 52,600		$ 82,500		$ 84,900
Sale Price/Gross Liv. Area	$ 37.89 sq.ft.	$ 45.74 sq.ft.		$ 79.02 sq.ft.		$ 58.96 sq.ft.	
Data Source(s)		GAMLS# 8691823;DOM 2		GAMLS#8421502;DOM 95		GAMLS#8669808;DOM 70	
Verification Source(s)		Tax Office; DR:		Tax Office; DR: 989/269		Tax Office, Current Listing	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth Cash;0		ArmLth Unk;5000		Listing Active;0	
Date of Sale/Time		s12/19;c11/19		s12/18;c10/18		Active	
Location	N;Res;Res	N;Res;Res		N;Res;Res		N;Res;Res	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	5663 sf	1.26 ac	-5,000	22651 sf	0	2.39 ac	-10,000
View	N;Res;Res	N;Res;Res		N;Res;Res		N;Res;Res	
Design (Style)	DT1.5;Cottage	DT1;Ranch	0	DT1.5;Cottage	0	DT1.0;Bungalow	0
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	131	90	0	80	0	69	0
Condition	C4	C4		C2	-15,000	C4	
Above Grade Room Count	Total 5 Bdrms. 2 Baths 2.0	Total 6 Bdrms. 2 Baths 2.0	0	Total 5 Bdrms. 2 Baths 2.0		Total 6 Bdrms. 3 Baths 2.0	-5,000
Gross Living Area	1,433 sq.ft.	1,150 sq.ft.	+5,700	1,044 sq.ft.	+7,800	1,440 sq.ft.	-100
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Average	Average		Average		Average	
Heating/Cooling	Chca	Chca		Chca		Chca	
Energy Efficient Items	Standard Yr Blt	Standard Yr Blt		Standard Yr Blt		Standard Yr Blt	
Garage/Carport	2dw	2dw		2dw		2dw	
Porch/Patio/Deck	Ft Porch	Ft,R,& Side Por	-3,000	Ft Porch, Deck	-1,000	Ft & R Porch,Dk	-2,500
Pool, Fence, Etc	Attic-No Heat	None	+5,000	Outbldg	+2,500	None	+5,000
Net Adjustment (Total)		☒ + ☐ -	$ 2,700	☐ + ☒ -	$ -5,700	☐ + ☒ -	$ -12,600
Adjusted Sale Price of Comparables		Net Adj. 5.1 % Gross Adj. 35.6 %	$ 55,300	Net Adj. 6.9 % Gross Adj. 31.9 %	$ 76,800	Net Adj. 14.8 % Gross Adj. 26.6 %	$ 72,300

SALE HISTORY

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE # 4	COMPARABLE SALE # 5	COMPARABLE SALE # 6
Date of Prior Sale/Transfer	08/18/2016	10/30/2003	11/30/2018	07/02/2019
Price of Prior Sale/Transfer	$21,800	$37,000	$0	$53,100
Data Source(s)	Tax Office, GSCCCA	Tax Office, GSCCCA	Tax Office, GSCCCA	Tax Assessor
Effective Date of Data Source(s)	12/08/2019	12/08/2019	12/08/2019	10/25/2019

Analysis of prior sale or transfer history of the subject property and comparable sales Three year sales history for subject property has been researched. Any sales and/or transfers found have been reported in appraisal report. The 12 month sales and/or transfer history for all comps has been researched and all sales and/or transfers have been included in appraisal report.

Comp#4: Sold on 10/30/2003 for $37,000 Comp#4: Transfer on 11/30/2018 $0 Quit Claim Deed Comp#6: Sold on 07/02/2019 for $53,100 FC

ANALYSIS / COMMENTS

Analysis/Comments Additional comparables added to further support the final opinion of value. Comp#6 is a current listing and has been added to bracket living area and further support the final opinion of value. Sales used are believed to be the best and most reliable indicators of value available at the present time.

Supplemental Addendum

File No. [redacted]

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						

Current Highest and Best Use of subject property is:

- Physically possible as current use as a single family residence.
- Legally permitted per local building and zoning regulations.
- Financially feasible as a singlr family residence.
- Maximally productive as a single family residence.

-

-Please provide a sale to bracket the GLA/PORCH PATIO DECK/ATTIC. If a sale is not available, please comment on the extent of your search (date, time, etc.)Please provide market data support for the GLA/PORCH PATIO DECK/ATTIC adjustment as it is not bracketed by the closed sales. How was this adjustment derived?

There were no sales available to appraiser to bracket GLA, Porch,Patio, Deck, Attic. Appraiser searched GAMLS and county tax records for the past 12 months to locate sale to bracket all amenities. Adjustments made based on estimated cost to add and/or build porch, patio, deck, and attic. Current listing included in report to bracket GLA.

8. The report does not contain specific commentary any time the following adjustments are indicated: Site, Location, View, Quality, Condition, and Upgrades. Specific commentary regarding the differences between the subject/comps are required in this explanation.

Comps#1, #4, & #6 required site adjustments. Site adjustments made according to individual site values. Comps#1 & #5 required condition adjustments. Comp#1 has been remodeled and Comp#5 has been recently renovated. Adjustments made accordingly and based on estimated cost to complete remodel/renovation. All Comps required adjustments for GLA due to differences in living area. Comps#2 required an adjustment for bathroom count and Comp#6 for room count. Comp#2 & #3 required adjustments due to lack of CHCA. All Comps required adjustemtns for differences in porches/decks. All Comps required an adjustment for attic area and/or outbuilding. All adjustments based on estimated cost of feature or what the market appears to be willing to pay for feature/amenity.

There are less than 2 competitive active listing or pending sales. Provide additional listing/pending in support of market value.

Appraiser has provided the only comparable listing available at the present time. There is currently no pending comparable available.

The report indicates the assignment type is a Refinance Transaction and the borrower's name is different from the Owner of public record. Correctly state the owner of public records

Owner of public record stated in the report is the owner of record per deed and lamar county tax assessor.

The 12 month sales history of the comparable sales may be inconsistent or incomplete.
Provide the prior sales analysis for comp 2, 5 and 6.

Prior sales analysis for Comp#2, #5, & #6 was included in report. Appraiser reviewed info and believes it to be consistent and complete.

The appraised value is lower or higher than the predominant value by 5% or more.
Please comment on the reason(s) the appraised value is less than the predominant value of the area/ under improvement, etc.

Subject property is not an under improvement for the area. Subject's market area has a variety of homes. Many homes are similar to subject and many homes are larger and higher of quality.

The subject GLA does not match county tax records.

Subject property has a second floor/attic. This area is not include in GLA. Area included in GLA should be areas heated with a permanent heat source. Subject's second floor/attic does not have a permanent heat source, therefore is not included in GLA.

ENVIRONMENTAL ADDENDUM

APPARENT* HAZARDOUS SUBSTANCES AND/OR DETRIMENTAL ENVIRONMENTAL CONDITIONS

Client # 68830-000039

File # [redacted]

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						

***Apparent is defined as that which is visible, obvious, evident or manifest to the appraiser.**

This Environmental Addendum is for use with any real estate appraisal. Only the statements which have been marked by the appraiser apply to the Subject property.

This addendum reports the results of the appraiser's routine viewing of and inquiries about the subject property and its surrounding area. It also states what assumptions were made about any observed evidence of any hazardous substances and/or detrimental environmental conditions. **The appraiser is not an expert environmental inspector** and therefore might be unaware of existing hazardous substances and/or detrimental environmental conditions which may have a negative effect on the safety or value of the property. It is possible that tests and inspections made by a qualified environmental inspector would reveal the existence of hazardous materials and/or detrimental environmental conditions on or around the property that would negatively affect its safety and value.

DRINKING WATER

- [x] Drinking water is supplied to the subject from a municipal water supply which is considered safe. However, the only way to be absolutely certain that the water meets published standards is to have it tested at all discharge points.
- [ ] Drinking water is supplied by a well or other non-municipal source. It is recommended that tests be made to be certain that the property is supplied with adequate drinking water.
- [ ] Lead can get into drinking water from its source, the pipes, at all discharge points, plumbing fixtures and/or appliances. The only way to be certain that water does not contain an unacceptable lead level is to have it tested at all discharge points.
- [x] **The opinion of value is based on the assumption that there is an adequate supply of safe, lead-free drinking water.**

Comments:

SEWER SYSTEM

- [x] Sewage is removed from the property by a municipal sewer system.
- [ ] Sewage is disposed of by a septic system or other sanitary on-site waste disposal system. The only way to determine that the disposal system is adequate and in good good working condition is to have it inspected by a qualified inspector.
- [x] **The opinion of value is based on the assumption that the sewage is disposed of by a municipal sewer or an adequate properly permitted alternate treatment system in good condition.**

Comments:

SOIL CONTAMINANTS

- [x] There are no apparent signs of soil contaminants on or near the subject property (except as stated in Comments, below). It is possible that research, inspection and testing by a qualified environmental inspector would reveal existing and/or potential hazardous substances and/or detrimental environmental conditions on or around the property that would negatively affect its safety and value.
- [x] **The opinion of value is based on the assumption that the subject property is free of soil contaminants.**

Comments:

ASBESTOS

- [x] All or part of the improvements were constructed before 1979 when asbestos was a common building material. The only way to be certain that the property is free of friable and non-friable asbestos is to have it inspected and tested by a qualified asbestos inspector.
- [ ] The improvements were constructed after 1979. No apparent friable asbestos was observed (except as stated in Comments, below).
- [x] **The opinion of value is based on the assumption that there is no uncontained friable asbestos or other hazardous asbestos material on the property.**

Comments:

PCBs (POLYCHLORINATED BIPHENYLS)

- [x] There were no apparent leaking fluorescent light ballasts, capacitors or transformers anywhere on or nearby the property (except as stated in Comments, below).
- [ ] There was no apparent visible or documented evidence known to the appraiser of soil or groundwater contamination from PCBs anywhere on the property (except as reported in Comments below).
- [x] **The opinion of value is based on the assumption that there are no uncontained PCBs on or nearby the property.**

Comments:

RADON

- [x] The appraiser is not aware of any radon tests made on the subject property within the past 12 months (except as stated in Comments, below).
- [x] The appraiser is not aware of any indication that the local water supplies have been found to have elevated levels of radon or radium.
- [x] The appraiser is not aware of any nearby properties (except as stated in Comments, below) that were or currently are used for uranium, thorium or radium extraction or phosphate processing.
- [x] **The opinion of value is based on the assumption that the Radon level is at or below EPA recommended levels.**

Comments:

USTs (UNDERGROUND STORAGE TANKS)

- [x] There is no apparent visible or documented evidence known to the appraiser of any USTs on the property nor any known historical use of the property that would likely have had USTs.
- [x] There are no apparent petroleum storage and/or delivery facilities (including gasoline stations or chemical manufacturing plants) located on adjacent properties (except as reported in Comments below).
- [ ] There are apparent signs of USTs existing now or in the past on the subject property. It is recommended that an inspection by a qualified UST inspector be obtained to determine the location of any USTs together with their condition and proper registration if they are active; and if they are inactive, to determine whether they were deactivated in accordance with sound industry practices.
- [x] **The opinion of value is based on the assumption that any functioning USTs are not leaking and are properly registered and that any abandoned USTs are free from contamination and were properly drained, filled and sealed.**

Comments:

NEARBY HAZARDOUS WASTE SITES

- [x] There are no apparent hazardous waste sites on the subject property or nearby the subject property (except as stated in Comments, below). Hazardous Waste Site search by a trained environmental engineer may determine that there is one or more hazardous waste sites on or in the area of the subject property.
- [x] **The opinion of value is based on the assumption that there are no hazardous waste sites on or nearby the subject property that negatively affect the value or safety of the property.**

Comments:

UREA FORMALDEHYDE INSULATION (UFFI)

- [x] All or part of the improvements were constructed before 1982 when urea foam insulation was a common building material. The only way to be certain that the property is free of urea formaldehyde is to have it inspected by a qualified urea formaldehyde inspector.
- [ ] The improvements were constructed after 1982. No apparent urea formaldehyde materials were observed (except as stated in Comments, below).
- [x] **The opinion of value is based on the assumption that there is no significant UFFI insulation or other urea formaldehyde material on the property.**

Comments:

LEAD BASED PAINT

- [x] All or part of the improvements were constructed before 1978 when lead based paint was a common building material. There is no apparent visible or known documented evidence of peeling or flaking Lead Paint on the floors, walls or ceilings (except as stated in Comments, below). The only way to be certain that the property is free of surface or subsurface lead based paint is to have it inspected by a qualified inspector.
- [ ] The improvements were constructed after 1978. No apparent Lead Paint was observed (except as stated in Comments, below).
- [x] **The opinion of value is based on the assumption that there is no flaking or peeling Lead Paint on the property.**

Comments:

AIR POLLUTION

- [x] There are no apparent signs of air pollution at the time of the appraiser's viewing of the subject property, nor were any reported (except as reported in Comments, below). The only way to be certain that the air is free of pollution is to have it tested.
- [x] **The opinion of value is based on the assumption that the property is free of air pollution.**

Comments:

WETLANDS/FLOOD PLAINS

- [x] The site does not contain any apparent wetlands/flood plains (except as stated in Comments, below). The only way to be certain that the site is free of wetlands/flood plains is to have it inspected by a qualified environmental professional.
- [x] **The opinion of value is based on the assumption that there are no Wetlands/Flood Plains on the property (except as stated in Comments, below).**

Comments:

MISCELLANEOUS ENVIRONMENTAL HAZARDS

- [x] There are no other apparent hazardous substances and/or detrimental environmental conditions on or in the area of the site except as indicated below:
  - [ ] Excess noise
  - [ ] Radiation and/or electromagnetic radiation
  - [ ] Light pollution
  - [ ] Waste heat
  - [ ] Acid mine drainage
  - [ ] Agricultural pollution
  - [ ] Geological hazards
  - [ ] Nearby hazardous property
  - [ ] Infectious medical wastes
  - [ ] Pesticides
  - [ ] Other (chemical storage, drums, pipelines, etc.)
- [x] **The opinion of value is based on the assumption that, except as reported above, there are no other environmental hazards that would negatively affect the value of the subject property.**

When any of the environmental assumptions made in this addendum are not correct, the opinion of value in this appraisal may be affected.

03/10

Market Conditions Addendum to the Appraisal Report

Client # 68830-000039

File No. [redacted]

The purpose of this addendum is to provide the lender/client with a clear and accurate understanding of the market trends and conditions prevalent in the subject neighborhood. This is a required addendum for all appraisal reports with an effective date on or after April 1, 2009.

Property Address 115 Sardis St | City Barnesville | State GA | ZIP Code 30204

Borrower [redacted] Landa

Instructions: The appraiser must use the information required on this form as the basis for his/her conclusions, and must provide support for those conclusions, regarding housing trends and overall market conditions as reported in the Neighborhood section of the appraisal report form. The appraiser must fill in all the information to the extent it is available and reliable and must provide analysis as indicated below. If any required data is unavailable or is considered unreliable, the appraiser must provide an explanation. It is recognized that not all data sources will be able to provide data for the shaded areas below; if it is available, however, the appraiser must include the data in the analysis. If data sources provide the required information as an average instead of the median, the appraiser should report the available figure and identify it as an average. Sales and listings must be properties that compete with the subject property, determined by applying the criteria that would be used by a prospective buyer of the subject property. The appraiser must explain any anomalies in the data, such as seasonal markets, new construction, foreclosures, etc.

MARKET RESEARCH & ANALYSIS

Inventory Analysis	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)	4	1	1	[ ] Increasing	[X] Stable	[ ] Declining
Absorption Rate (Total Sales/Months)	0.67	0.33	0.33	[ ] Increasing	[X] Stable	[ ] Declining
Total # of Comparable Active Listings	0	0	1	[ ] Declining	[ ] Stable	[X] Increasing
Months of Housing Supply (Total Listings/Ab.Rate)	0	0	3.0	[ ] Declining	[ ] Stable	[X] Increasing
Median Sale & List Price, DOM, Sale/List %	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Median Comparable Sale Price	$86,171	$113,500	$52,650	[ ] Increasing	[X] Stable	[ ] Declining
Median Comparable Sales Days on Market	139	63	2	[X] Declining	[ ] Stable	[ ] Increasing
Median Comparable List Price	$0	$0	$109,900	[ ] Increasing	[X] Stable	[ ] Declining
Median Comparable Listings Days on Market	0	0	14	[ ] Declining	[X] Stable	[ ] Increasing
Median Sale Price as % of List Price	98.89%	95.38%	90%	[ ] Increasing	[X] Stable	[ ] Declining
Seller-(developer, builder, etc.)paid financial assistance prevalent?	[X] Yes	[ ] No		[ ] Declining	[X] Stable	[ ] Increasing

Explain in detail the seller concessions trends for the past 12 months (e.g., seller contributions increased from 3% to 5%, increasing use of buydowns, closing costs, condo fees, options, etc.). Typical seller concessions range from 0-5% which do not require adjustments. Interest buydowns are not typical for subject's market area.

Are foreclosure sales (REO sales) a factor in the market? [X] Yes [ ] No If yes, explain (including the trends in listings and sales of foreclosed properties).

Foreclosure homes similar to subject property have been a factor in subject's market area. Research does indicate foreclosures having a small impact on subject property. Foreclosure acitivity appears to be less than 5% of sales and listings at the present time.

Cite data sources for above information. Information was obtained from Georgia MLS and the Lamar County Tax Asessor's website.

Summarize the above information as support for your conclusions in the Neighborhood section of the appraisal report form. If you used any additional information, such as an analysis of pending sales and/or expired and withdrawn listings, to formulate your conclusions, provide both an explanation and support for your conclusions.

Georgia MLS and county records were the sources used to obtain comparable sales listings. The only properties included in the information provided were properties with similar style, living area, and amenities.

CONDO/CO-OP PROJECTS

If the subject is a unit in a condominium or cooperative project , complete the following: **Project Name:**

Subject Project Data	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)				[ ] Increasing	[ ] Stable	[ ] Declining
Absorption Rate (Total Sales/Months)				[ ] Increasing	[ ] Stable	[ ] Declining
Total # of Active Comparable Listings				[ ] Declining	[ ] Stable	[ ] Increasing
Months of Unit Supply (Total Listings/Ab.Rate)				[ ] Declining	[ ] Stable	[ ] Increasing

Are foreclosure sales (REO sales) a factor in the project? [ ] Yes [ ] No If yes, indicate the number of REO listings and explain the trends in listings and sales of foreclosed properties.

Summarize the above trends and address the impact on the subject unit and project.

[redacted]

APPRAISER

Signature	Signature
Appraiser Name [redacted]	Supervisory Appraiser Name
Company Name	Company Name
Company Address	Company Address
State License/Certification # [redacted] State [redacted]	State License/Certification # [redacted] State
Email Address [redacted]	Email Address

Subject Deed

Type: DEED Book: 00916 Page: 00079

BOOK 916 PAGE 79

1780

LAMAR COUNTY, GEORGIA
TRANSFER [redacted] TAXES
Paid $ 21.80
Date SEP 19 2016
[redacted]
Deputy Clerk of Superior Court

LAMAR COUNTY, GA SUPERIOR COURT
FILED & RECORDED IN CLERK'S OFFICE
SEP 19 2016 AT 11:30A M
DEED BOOK 916 PAGES 79
[redacted] CLERK

Return Recorded Document to:
Johnston, Owen & Bullard, LLP
P. O. Drawer L
Griffin, GA 30224

WARRANTY DEED

STATE OF GEORGIA

COUNTY OF SPALDING File #: [redacted]

This Indenture made this **18th** day of **August, 2016** between [redacted], a Georgia Limited Liability Company, as party or parties of the first part, hereinafter called Grantor, and [redacted], as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

W I T N E S S E T H that: Grantor, for and in consideration of the sum of **TEN AND 00/100'S ($10.00) Dollars** and other good and valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

All that tract or parcel of land lying and being in the City of Barnesville, Lamar County, Georgia, being a certain house and lot lying on the eastern side of Sardis Street, and being known as No. 115 Sardis Street according to the present house numbering system in use in the city of Barnesville. This property is bounded, now or formerly as follows: North by property of W.A. Prout; East by the Smith, Inc; South by property of First Baptist Church; and West by Sardis Street. This is the same property which was conveyed to Jay D. McBroom by Warranty deed dated August 14, 1972, from James L. Fincher, as recorded in Deed Book 67, pages 412-413, Lamar County, Georgia Clerk's office.

This Deed is made subject to all zoning ordinances, easements and restrictions of record affecting said bargained premises.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in **FEE SIMPLE.**

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons whomsoever.

IN WITNESS WHEREOF, Grantor has hereunto set grantor's hand and seal this day and year first above written.

Signed, sealed and delivered this 18th
day of **August, 2016** in the presence of:

[redacted]
Witness
[redacted]
Notary Public
My commission expires:

[redacted]

NOTARY PUBLIC

Subject Property Record Card - Page 1

[redacted] Lamar County, GA

Summary

Parcel Number	B23 003
Location Address	115 SARDIS ST
Legal Description	HOUSE AND LOT - 115 SARDIS ST (Note: Not to be used on legal documents)
Class	R3-Residential (Note: This is for tax purposes only. Not to be used for zoning.)
Tax District	BARNESVILLE (District 02)
Millage Rate	34.439
Acres	0.13
Homestead Exemption	No (S0)
Landlot/District	72 / 7

View Map



Owner

[redacted]

Land

Type	Description	Calculation Method	Square Footage	Frontage	Depth	Acres	Lots
Residential	City lots - 4,000	Lot	0	0	0	0.13	1

Residential Improvement Information

Style	One Family
Heated Square Feet	1867
Interior Walls	Sheetrock
Exterior Walls	Alum/Vinyl Sid
Foundation	Masonry
Attic Square Feet	0
Basement Square Feet	0
Year Built	1888
Roof Type	Asphalt Shingles
Flooring Type	Carpet/Tile
Heating Type	Central Heat/AC
Number Of Rooms	7
Number Of Bedrooms	3
Number Of Full Bathrooms	1
Number Of Half Bathrooms	0
Number Of Plumbing Extras	0
Value	$71,995
Condition	Average
House Address	115 SARDIS ST

Sales

Sale Date	Deed Book / Page	Plat Book / Page	Sale Price	Reason	Grantor	Grantee
8/18/2016	916 79		$21,800	Fair Market Value	[redacted]	
8/28/2009	713 112		$0	Foreclosure		
7/7/2009	711 156		$0	***Bank Sale		
7/7/2009	711 153		$0	Foreclosure		
8/7/2001	337 236		$104,000	Fair Market Value		
2/16/2001	319 211		$67,900	Improved After Sale		
2/16/2001	318 279		$55,000	Fair Market Value		
7/8/1999	271 157		$37,000	Fair Market Value		

Valuation

	2019	2018	2017	2016	2015
Previous Value	$96,711	$21,800	$96,711	$101,316	$101,316
Land Value	$4,000	$4,000	$903	$4,000	$8,605
+ Improvement Value	$71,995	$92,711	$20,897	$92,711	$92,711
+ Accessory Value	$0	$0	$0	$0	$0
= **Current Value**	**$75,995**	**$96,711**	**$21,800**	**$96,711**	**$101,316**

Subject Property Record Card - Page 2

Photos



Sketches


Open Porch (OP)

No data available for the following modules: Rural Land, Conservation Use Rural Land, Commercial Improvement Information, Mobile Homes, Accessory Information, Prebill Mobile Homes, Permits.

Subject Property Record Card - Page 3

12/12/2019 [redacted] Lamar County, GA - Report: B23 003

Developed by [redacted]

Last Data Upload: 12/12/2019, 6:35:14 AM

Version 2.3.27

Building Sketch

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						


6.3'
Attic
27'
30'
12'
Second Level
33'
Utility
Kitchen
Bath
15'
15'
Bath
Cl
Cl
Cl
Cl
1
2.1'
Dining Room
Bedroom
30'
30'
Living Room
Bedroom
Front Porch
4.3'
5.4'
4.3'
29'
First Level

TOTAL Sketch by a la mode, inc.

Area Calculations Summary

Living Area		**Calculation Details**	
First Floor	1432.9 Sq ft	0.5 × 0.1 × 15	= 0.75
		33 × 15	= 495
		30 × 30	= 900
		11.48 × 1	= 11.48
		5.4 × 3.04	= 16.42
		0.5 × 3.04 × 3.04	= 4.62
		0.5 × 3.04 × 3.04	= 4.62
Total Living Area (Rounded):	**1433 Sq ft**		
Non-living Area			
Open Porch	136.85 Sq ft	29 × 1.96	= 56.82
		0.5 × 3.04 × 3.04	= 4.62
		4.04 × 1	= 4.04
		4.04 × 16.52	= 66.75
		0.5 × 3.04 × 3.04	= 4.62
Attic	342.9 Sq ft	6.3 × 3	= 18.9
		27 × 12	= 324

Aerial Map

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						

[redacted]


SUBJECT
115 Sardis St
Bing
© 2019 DigitalGlobe, © 2019 Microsoft Corporation Terms

Location Map

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						

[redacted]


Liberty Hill
Milner
COMPARABLE No. 6
124 Howard Rd
1.53 miles N
Goggins
COMPARABLE No. 5
243 Wilson St
0.63 miles N
SUBJECT
115 Sardis St
Milner Crossroads
Aldora
Barnesville
Forsyth St
COMPARABLE No. 2
109 Barnesville Ave
0.93 miles W
COMPARABLE No. 1
208 Taylor St
0.36 miles E
COMPARABLE No. 4
313 Freeman Rd
4.00 miles S
Bing
5000 feet
1 km
© 2019 HERE, © 2019 Microsoft Corporation Terms

Subject Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Subject Front

115 Sardis St

Sales Price	
Gross Living Area	1,433
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	5663 sf
Quality	Q4
Age	131



Subject Rear



Subject Street

Subject Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Subject Family Room

115 Sardis St

Sales Price	
Gross Living Area	1,433
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	5663 sf
Quality	Q4
Age	131



Subject Dining Room



Subject Kitchen

Subject Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Subject Bedroom

115 Sardis St	
Sales Price	
Gross Living Area	1,433
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	5663 sf
Quality	Q4
Age	131



Subject Bathroom



Subject Utility Room

Subject Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Subject Bathroom

115 Sardis St	
Sales Price	
Gross Living Area	1,433
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	5663 sf
Quality	Q4
Age	131



Subject Bedroom



Subject Attic

Subject Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Subject Attic

115 Sardis St

Sales Price	
Gross Living Area	1,433
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	5663 sf
Quality	Q4
Age	131

Comparable Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Comparable 1

208 Taylor St

Prox. to Subject	0.36 miles E
Sale Price	74,000
Gross Living Area	1,121
Total Rooms	6
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	11326 sf
Quality	Q4
Age	76



Comparable 2

109 Barnesville Ave

Prox. to Subject	0.93 miles W
Sale Price	47,500
Gross Living Area	1,024
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	1.0
Location	N;Res;Res
View	N;Res;Res
Site	22216 sf
Quality	Q4
Age	65



Comparable 3

251 High Falls Rd

Prox. to Subject	10.69 miles NE
Sale Price	52,500
Gross Living Area	1,407
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	2.0 ac
Quality	Q4
Age	131

Comparable Photo Page

Borrower	[redacted] Landa						
Property Address	115 Sardis St						
City	Barnesville	County	Lamar	State	GA	Zip Code	30204
Lender/Client	[redacted]						



Comparable 4

313 Freeman Rd

Prox. to Subject	4.00 miles S
Sale Price	52,600
Gross Living Area	1,150
Total Rooms	6
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	1.26 ac
Quality	Q4
Age	90

Photo taken from MLS
House not visible from street.



Comparable 5

243 Wilson St

Prox. to Subject	0.63 miles N
Sale Price	82,500
Gross Living Area	1,044
Total Rooms	5
Total Bedrooms	2
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	22651 sf
Quality	Q4
Age	80

Photo taken from GAMLS.
House not visible from street.



Comparable 6

124 Howard Rd

Prox. to Subject	1.53 miles N
Sale Price	84,900
Gross Living Area	1,440
Total Rooms	6
Total Bedrooms	3
Total Bathrooms	2.0
Location	N;Res;Res
View	N;Res;Res
Site	2.39 ac
Quality	Q4
Age	69

[redacted]

[redacted]

DECLARATIONS
for
REAL ESTATE APPRAISERS
ERRORS & OMISSIONS INSURANCE POLICY

THIS IS BOTH A CLAIMS MADE AND REPORTED INSURANCE POLICY.

THIS POLICY APPLIES TO THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSURED AND REPORTED IN WRITING TO THE COMPANY DURING THE POLICY PERIOD.

Insurance is afforded by the company indicated below: (A capital stock corporation)

☒ [redacted]

Note: The Insurance Company selected above shall herein be referred to as the **Company**.

Policy Number: [redacted] Renewal of: [redacted]

Program Administrator: [redacted]

Item 1. **Named Insured:** [redacted]

Item 2. **Address:** [redacted]
City, State, Zip Code:

Item 3. **Policy Period:** From **07/22/2019** To **07/22/2020**
(Month, Day, Year) *(Month, Day, Year)*
(Both dates at 12:01 a.m. Standard Time at the address of the **Named Insured** as stated in Item 2.)

Item 4. **Limits of Liability:**

A. $ **1,000,000** **Damages** Limit of Liability – Each **Claim**

B. $ **1,000,000** **Claim Expenses** Limit of Liability – Each **Claim**

C. $ **2,000,000** **Damages** Limit of Liability – Policy Aggregate

D. $ **2,000,000** **Claim Expenses** Limit of Liability – Policy Aggregate

Item 5. **Deductible** (Inclusive of **Claim Expenses**):

A. $ **0.00** Each **Claim**

B. $ **0.00** Aggregate

Item 6. **Premium:** $ **748.00**

Item 7. **Retroactive Date** (if applicable): **07/22/2005**

Item 8. **Forms, Notices and Endorsements attached:**
D42100 (03/15) D42300 GA (05/13) IL7324 (08/12)
D42402 (05/13) D42408 (05/13) D42412 (03/17) D42413 (06/17)

[redacted]
Authorized Representative

Appraisal License

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

[redacted]

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

STATE LICENSED REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

[redacted]
Chairperson

[redacted]

[redacted]
Vice Chairperson

52426756

[redacted]

\# [redacted]
Status ACTIVE

ORIGINALLY LICENSED
04/18/2000
END OF RENEWAL
10/31/2020

STATE LICENSED REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

[redacted]
Real Estate Commissioner

[redacted]

[redacted]

\# [redacted]
Status ACTIVE

ORIGINALLY LICENSED
04/18/2000
END OF RENEWAL
10/31/2020

STATE LICENSED REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

[redacted]
Real Estate Commissioner

[redacted]

LAMAR COUNTY, GA SUPERIOR COURT
FILED & RECORDED IN CLERK'S OFFICE
DEC 23 2019 AT 1:51 P M
DEED BOOK [redacted] PAGES 301
[redacted] CLERK

Record and Return to:
[redacted]

LIMITED WARRANTY DEED

LAMAR COUNTY, GEORGIA
TRANSFER/[redacted] TAXES
Paid $ [redacted]
Date DEC 23 2019
[redacted]
Deputy Clerk of Superior Court

STATE OF GEORGIA
COUNTY OF FULTON

THIS INDENTURE, Made the 18th day of November, 2019, between

[redacted]

of the County of LAMAR, State of Georgia, as party or parties of the first part, hereinafter called Grantor, and

LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY

as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

WITNESSETH that: Grantor for and in consideration of the sum of TEN AND 00/100 ($10.00) DOLLARS in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK 67, PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

PARCEL ID: [redacted]

SUBJECT TO ANY RIGHT-OF-WAY DEEDS OR OTHER EASEMENTS OF RECORD.

SUBJECT to restrictive covenants and general utility easements of record.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons owning, holding or claiming by, through or under the said Grantor.

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year above written.

Signed, sealed and delivered in presence of:

[redacted]
Unofficial Witness

[redacted]
Notary Public
My Commission Expires: 9-18-2 [redacted]

YOVEL PROPERTIES A, LLC

by: [redacted] [SEAL]
[redacted], MEMBER/MANAGER

______________________ [SEAL]

TITLE CERTIFICATE AFFIDAVIT

The undersigned, a Georgia limited liability company, hereby certifies to [redacted] (the "**Insurer**") the following:

1. The undersigned is the owner ("**Owner**") in fee simple title to the following described property (the "**Property**"):

   ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK [redacted], PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

   PARCEL ID: [redacted]

2. The only tenant(s) of the undersigned are tenant(s) under the lease (the "**Lease**") set forth on the Assignment and Assumption of Leases and Security Deposits executed simultaneously herewith. None of the Leases under which such tenants are occupying space contain any options to purchase or rights of first refusal covering all or any portion of the fee interest in said land or the buildings thereon.

3. During the period of 95 days immediately preceding the date of this affidavit no improvements or alterations have been made (other than minor repairs) to the Property by or on behalf of Owner that have not been paid for and that no claims against Owner of laborers or materialmen remain unpaid for work performed by or on behalf of Owner and that no material incorporated into the Property by Owner is subject to a security interest.

4. No proceedings in bankruptcy or receivership have been instituted by or against Owner which are now pending, nor has the Owner made any assignment for the benefit of creditors which is in effect as to the Property.

5. Owner agrees not to cause any lien or encumbrance to be filed against the Property between the date hereof and the date the documents creating the interest being insured pursuant to the Title Commitment have been filed of record, and to Owner's knowledge, Owner has not caused any lien or encumbrance to be filed against the property between as of the date hereof.

6. This affidavit is made for the purpose of inducing Insurer to issue its title policy insuring the Property and/or the insured mortgage.

Dated this 18th day of NOVEMBER, 2019.

[redacted]

By: [redacted]
Name: [redacted]
Title: MANAGING MEMBER

Notary Public [redacted]
My Commission Expires: 4-18-21

[redacted]

EXHIBIT C

115 SARDIS, BARNESVILLE GA REPAIR LIST

1. Connect/repair leaking water pipe for shower in crawlspace.
2. Hire a mold specialist and follow their instructions to mitigate all mold issues in crawlspace and in house.
3. Repair disconnected master bathroom drain line.
4. Repair leaking master bathroom toilet.
5. Replace damaged floor joists under master bathroom floor drain and toilet.
6. Replace damaged drywall in master bathroom.
7. Do a pest control & confirm no evidence of termite damage.
8. Secure master bathroom GFCI.
9. Replace batteries in all smoke detectors and confirm functionality.
10. Replace all bathroom outlets that are not GFCI protected.
11. Repair/Replace upstairs window AC outlet.
12. Replace dining room window AC unit.
13. Repair/tighten front bedroom door handle.

[redacted]

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is made this 18TH day of NOVEMBER, 2019 (the "Effective Date"), by and between [redacted] ("Assignor"), and LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, a Delaware limited liability company ("Assignee").

WITNESSETH

A. Assignor and Assignee predecessor in interest, entered into that certain Real Estate Purchase and Sale Agreement dated as of SEPTEMBER 19, 2019 (as amended from time to time, the "Agreement") with respect to the sale of the real property described on Exhibit A attached hereto (the "Property").

B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to the "Leases" and "Security Deposits" (as those terms are defined in the Agreement) identified on Exhibit B attached hereto and incorporated herein (collectively, the "Leases").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date all of Assignor's right, title and interest in and to the Leases.

1. Assignee hereby accepts such Assignment and agrees to be bound by all of the terms and provisions of the Leases, and assumes any and all liabilities and agrees to perform, pay and discharge in full when due all of Assignor's liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Leases, solely to the extent arising from and after the Effective Date.

2. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignor during Assignor's period of ownership of the Property.

3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignee during Assignee's period of ownership of the Property.

4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5. This Assignment is made without warranty or representation by the Assignor, except as otherwise set forth in the Agreement.

6. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

7. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Georgia.

8. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same agreement.

[This Space Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: [redacted]

By: [redacted]
Name: [redacted]
Title: MEMBER/MANAGER

ASSIGNEE: LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC
a Delaware limited liability company

By: [redacted] YISHAI COHEN
Name: Yishai Cohen
Title: Director

EXHIBIT A

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK 67, PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

PARCEL ID: [redacted]

EXHIBIT B

Lease for Residential Property dated as of February 22, 2019 by and between [redacted], as landlord, and [redacted], as tenant, with respect to the property known as 115 Sardis Street, Barnesville, GA.

Record and Return to:

[redacted]

2019-5358D/LANDA PROPERTIES, LLC

LIMITED WARRANTY DEED

STATE OF **GEORGIA**
COUNTY OF **FULTON**

THIS INDENTURE, Made the 18**th day of November, 2019,** between

[redacted]

of the County of LAMAR, State of Georgia, as party or parties of the first part, hereinafter called Grantor, and

LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY

as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

WITNESSETH that: Grantor for and in consideration of the sum of TEN AND 00/100 ($10.00) DOLLARS in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee,

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK [redacted], PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

PARCEL ID: [redacted]

SUBJECT TO ANY RIGHT-OF-WAY DEEDS OR OTHER EASEMENTS OF RECORD.

SUBJECT to restrictive covenants and general utility easements of record.

TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

AND THE SAID Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the claims of all persons owning, holding or claiming by, through or under the said Grantor.

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year above written.

Signed, sealed and delivered in presence of:

[redacted]
____
Unofficial Witness

[redacted]
Notary Public
My Commission Expires: 9-18-21

[redacted]

[redacted]
by: [redacted] ______________________ [SEAL]
[redacted], MEMBER/MANAGER

______________________ [SEAL]

EXHIBIT C

115 SARDIS, BARNESVILLE GA REPAIR LIST

1. Connect/repair leaking water pipe for shower in crawlspace.
2. Hire a mold specialist and follow their instructions to mitigate all mold issues in crawlspace and in house.
3. Repair disconnected master bathroom drain line.
4. Repair leaking master bathroom toilet.
5. Replace damaged floor joists under master bathroom floor drain and toilet.
6. Replace damaged drywall in master bathroom.
7. Do a pest control & confirm no evidence of termite damage.
8. Secure master bathroom GFCI.
9. Replace batteries in all smoke detectors and confirm functionality.
10. Replace all bathroom outlets that are not GFCI protected.
11. Repair/Replace upstairs window AC outlet.
12. Replace dining room window AC unit.
13. Repair/tighten front bedroom door handle.

OMB Approval No. 2502-0265

A. Settlement Statement (HUD-1)

B. Type of Loan

1. ☐ FHA 2. ☐ RHS 3. ☐ Conv. Unins. 4. ☐ VA 5. ☐ Conv. Ins.	6. File Number: [redacted]	7. Loan Number:	8. Mortgage Insurance Case Number:

C. Note: *This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.*

D. Name and Address of Buyer:	E. Name and Address of Seller:	F. Name and Address of Lender:
LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LLC 8 STEPHENSON AVENUE SAVANNAH, GA 31405	[redacted]	

G. Property Location:	H. Settlement Agent:	I. Settlement Date:
115 SARDIS STREET BARNESVILLE, GA 30204-1123 LAMAR County, Georgia	[redacted] Ph. [redacted] Place of Settlement: [redacted]	November 18, 2019

J. Summary of Buyer's transaction	
100. Gross Amount Due from Buyer:	
101. Contract sales price	106,904.00
102. Personal property	
103. Settlement Charges to Buyer (Line 1400)	622.00
104.	
105.	
Adjustments for items paid by Seller in advance	
106. City/Town Taxes 11/19/19 to 01/01/20	13.60
107. County Taxes 11/19/19 to 01/01/20	113.68
108. Assessments to	
109.	
110.	
111.	
112.	
120. Gross Amount Due from Buyer	107,653.28
200. Amounts Paid by or in Behalf of Buyer	
201. Deposit or earnest money	
202. Principal amount of new loan(s)	
203. Existing loan(s) taken subject to	
204.	
205.	
206.	
207.	
208.	
209.	
Adjustments for items unpaid by Seller	
210. City/Town Taxes to	
211. County Taxes to	
212. Assessments to	
213. NOVEMBER RENT 11/18/19 to 12/01/19	335.83
214.	
215.	
216.	
217.	
218.	
219.	
220. Total Paid by/for Buyer	335.83
300. Cash at Settlement from/to Buyer	
301. Gross amount due from Buyer (line 120)	107,653.28
302. Less amount paid by/for Buyer (line 220)	(335.83)
303. Cash ☒ From ☐ To Buyer	107,317.45

K. Summary of Seller's transaction	
400. Gross Amount Due to Seller:	
401. Contract sales price	106,904.00
402. Personal property	
403.	
404.	
405.	
Adjustments for items paid by Seller in advance	
406. City/Town Taxes to	
407. County Taxes to	
408. Assessments to	
409.	
410.	
411.	
412.	
420. Gross Amount Due to Seller	106,904.00
500. Reductions In Amount Due Seller:	
501. Excess deposit (see instructions)	
502. Settlement charges to Seller (Line 1400)	17.00
503. Existing loan(s) taken subject to	
504. Payoff First Mortgage to [redacted]	16,000.00
505. Payoff Second Mortgage	
506.	
507.	
508.	
509.	
Adjustments for items unpaid by Seller	
510. City/Town Taxes 01/01/19 to 11/19/19	101.88
511. County Taxes 01/01/19 to 11/19/19	851.32
512. Assessments to	
513. NOVEMBER RENT 11/18/19 to 12/01/19	335.83
514.	
515.	
516.	
517.	
518. WIRE/OVERNIGHT PAYOFF to [redacted]	30.00
519. WIRE PROCEEDS: L&A	20.00
520. Total Reduction Amount Due Seller	17,356.03
600. Cash at settlement to/from Seller	
601. Gross amount due to Seller (line 420)	106,904.00
602. Less reductions due Seller (line 520)	(17,356.03)
603. Cash ☒ To ☐ From Seller	89,547.97

* Paid outside of closing by borrower(B), seller(S), lender(L), or third-party(T)

The Public Reporting Burden for this collection of information is estimated at 35 minutes per response for collecting, reviewing, and reporting the data. This agency may not collect this information, and you are not required to complete this form, unless it displays a currently valid OMB control number. No confidentiality is assured; this disclosure is mandatory. This is designed to provide the parties to a RESPA covered transaction with information during the settlement process.

L. Settlement Charges

	Paid From Buyer's Funds at Settlement	Paid From Seller's Funds at Settlement
700. Total Real Estate Broker Fees		
Division of commission (line 700) as follows:		
701. $ to		
702. $ to		
703. Commission paid at settlement		
704.		
800. Items Payable in Connection with Loan		
801. Our origination charge $ (from GFE #1)		
802. Your credit or charge (points) for the specific interest rate chosen $ (from GFE #2)		
803. Your adjusted origination charges (from GFE #A)	0.00	
804. Appraisal fee to (from GFE #3)		
805. Credit Report to (from GFE #3)		
806. Tax service to (from GFE #3)		
807. Flood certification to (from GFE #3)		
808. (from GFE #3)		
809. (from GFE #3)		
810. (from GFE #3)		
811. (from GFE #3)		
900. Items Required by Lender to Be Paid in Advance		
901. Daily interest charges from to @ $/day (from GFE #10)		
902. MIP Tot Ins. for Life of Loan months to (from GFE #3)		
903. Homeowner's insurance for years to (from GFE #11)		
904. (from GFE #11)		
905. (from GFE #11)		
1000. Reserves Deposited with Lender		
1001. Initial deposit for your escrow account (from GFE #9)		
1002. Homeowner's insurance months @ $ per month $		
1003. Mortgage insurance months @ $ per month $		
1004. Property taxes $		
1005. $		
1006. months @ $ per month $		
1007. months @ $ per month $		
1008. $		
1009. $		
1100. Title Charges		
1101. Title Services and Lender's Title Insurance (from GFE #4)		
1102. Settlement or closing fee $		
1103. Owner's title insurance to [redacted] (from GFE #5)	500.00	
1104. Lender's title insurance to [redacted] $		
1105. Lender's title policy limit $		
1106. Owner's title policy limit $ 106,904.00		
1107. Agent's portion of the total title insurance premium to [redacted] $ 350.00		
1108. Underwriter's portion of the total title insurance premium to [redacted] $ 150.00		
1109. $		
1110. $		
1111. $		
1112. $		
1113. $		
1200. Government Recording and Transfer Charges		
1201. Government recording charges to CLERK OF SUPERIOR COURT (from GFE #7)	15.00	
1202. Deed $ 15.00 Mortgage $ Releases $ 17.00 Other $		17.00
1203. Transfer taxes to CLERK OF SUPERIOR COURT (from GFE #8)	107.00	
1204. City/County tax/stamps $ $		
1205. State tax/stamps $ 107.00 $		
1206.		
1207.		
1300. Additional Settlement Charges		
1301. Required services that you can shop for (from GFE #6)		
1302. $		
1303. $		
1304. $		
1305. $		
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	622.00	17.00

* Paid outside of closing by borrower(B), seller(S), lender(L), or third-party(T)

Certified to be a true copy.

HUD-1 Attachment

Buyer (s): LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LLC
8 STEPHENSON AVENUE
SAVANNAH, GA 31405

Seller(s): [redacted]

[redacted]

Settlement Agent: [redacted]
Place of Settlement: [redacted]

Settlement Date: November 18, 2019
Property Location: 115 SARDIS STREET
BARNESVILLE, GA 30204-1123
LAMAR County, Georgia

Adjustments For Items Unpaid By Seller (Seller Debit)

Description	Amount	From/Through	Prorated Amount
NOVEMBER RENT	775.00	11/01/19 through 11/30/19	335.83
		Total Line 213/513	335.83

Seller Loan Payoff Details

Payoff First Mortgage to [redacted]

Loan Payoff	16,000.00	As of 11/01/19	
Total Additional Interest		17 days @	Per Diem
Total Loan Payoff	**16,000.00**		

Total	$ 0.00	$ 0.00

Owner's Title Insurance	BORROWER	SELLER
Owner's Policy Premium to [redacted]	500.00	
Total	$ 500.00	$ 0.00

WARNING: It is a crime to knowingly make false statements to the United States on this or any similar form. Penalties upon conviction can include a fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.

ADDENDUM TO HUD

The undersigned have each received, reviewed, and approved the attached Settlement Statement, (Hud 1) and to the best of their knowledge, it is a true and accurate statement of all receipts and disbursements that should be made on their account in this transaction.

The parties for whom payoffs are being made, warrant the correctness of these amounts, and if a deficiency occurs, will promptly remit deficient sums to the firm of [redacted] The extent of loss to the firm for payoffs that are requested to be expressed or hand delivered for next day delivery, or that are wired for same day receipt, shall be the return of the [redacted] party for that service. Seller further acknowledges receipt and payment in full of the proceeds due from the settlement [redacted] is not responsible for late fees on payoffs that are not secured by the property that [redacted] P.C. is closing.

If the proration of taxes and association assessments are made based on estimated amounts prior to receipt of current actual bills, the parties agree to adjust the prorations between themselves when current actual bills are received. The payment of all outstanding taxes and assessments, including homeowners association dues and water bills not paid at settlement, remain the responsibility of the Seller. However, if this sale involves a Relocation Company, then there shall be no further proration or payment of outstanding taxes and assessments, water bills or homeowners association Dues. With regard to proration of homeowners dues, this law firm has relied on information given by the parties to this transaction and makes no warranty to same. Further, this law firm is not responsible for loss occasioned by parties as a result of revisions or changes in the county's tax digest. Seller and purchaser acknowledge that the subject property may be subject to re-assessment for property taxes by local government and the owner's policy of title insurance, if requested to be issued, shall not provide insurance coverage for any additional taxes, interest and/or penalties for prior tax years by virtue of adjustment, re-appraisal, re-assessment, appeal or other amendment to the tax records of the local government in which the subject property is located.

In addition, the parties agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement or funds received or paid out, they shall promptly execute such corrective documents and/or remit such sums to [redacted] as may be required to adjust or correct such errors or omissions. Due to the lack of current records of the local courthouses, this firm cannot be responsible for loss occasioned by a title matter that would have been avoided by current record keeping.

If the contract between the parties contains language as to survival of its terms, then the terms and conditions of the contract between the parties not fulfilled prior to closing shall survive the execution and delivery of the warranty deed. Contracts involving Relocation Corporations shall not survive the delivery of the warranty deed. It is the responsibility of the purchaser/borrower to determine that all home warranties and hazard insurance that the firm is making payment for on their behalf is in place after the closing. The firms duty as a disburser is to remit payment and not to insure that payment has been made.

Certain charges on the Settlement Statement from line 1100 to 1308 are charges that are estimated and may exceed the actual amount for these charges. The undersigned hereby acknowledges same and acknowledges that fees in excess of actual amounts shall be upon notice by the parties moved to line 1113 as a post closing fee and waives any refund of said excess charges.

If this transaction involves the closings of a loan secured by real property of the Borrower/Purchaser, the law firm of [redacted] maintains an attorney-client relationship with the Lender and has advised the parties to seek independent legal counsel should they desire legal representation. The disbursement of funds and the honoring of escrow checks by this law firm is contingent upon the accuracy of the Settlement Statement, and upon receipt of negotiable funds from the parties involved in this transaction and the financial lending institution, if applicable. Use of the firm's negotiable instruments as third party checks is not the risk of [redacted]

[redacted]

By:____________________
[redacted], MEMBER/MANAGER

____

LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:____________________

____

The HUD-1 Settlement Statement which I have prepared is a true and accurate account of this transaction. I have no actual knowledge that the source of borrowers funds is other than from the borrower. I have caused funds to be disbursed in accordance with this statement.

____
Settlement Agent - [redacted]

GOVERNMENT INSURED OR GUARANTEED LOANS WARNING: It is a crime to knowingly make false statements to the United States Government on this or any other similar forms. Penalties upon conviction can include a fine and imprisonment. For details see Title 18 U.S. Code Section 1001 and Section 1010.

THIS IS IMPORTANT TAX INFORMATION AND IS BEING FURNISHED TO THE INTERNAL REVENUE SERVICE. IF YOU ARE REQUIRED TO FILE A RETURN, A NEGLIGENCE PENALTY OR OTHER SANCTION WILL BE IMPOSED ON YOU IF THIS ITEM IS REQUIRED TO BE REPORTED AND THE IRS DETERMINES THAT IT HAS NOT BEEN REPORTED.

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is made this 18TH day of NOVEMBER, 2019 (the "Effective Date"), by and between [redacted] ("Assignor"), and [redacted], a [redacted] ("Assignee").

WITNESSETH

A. Assignor and Assignee predecessor in interest, entered into that certain Real Estate Purchase and Sale Agreement dated as of SEPTEMBER 19, 2019 (as amended from time to time, the "Agreement") with respect to the sale of the real property described on Exhibit A attached hereto (the "Property").

B. Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to the "Leases" and "Security Deposits" (as those terms are defined in the Agreement) identified on Exhibit B attached hereto and incorporated herein (collectively, the "Leases").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date all of Assignor's right, title and interest in and to the Leases.

1. Assignee hereby accepts such Assignment and agrees to be bound by all of the terms and provisions of the Leases, and assumes any and all liabilities and agrees to perform, pay and discharge in full when due all of Assignor's liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Leases, solely to the extent arising from and after the Effective Date.

2. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignor during Assignor's period of ownership of the Property.

3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising as a result of any act or omission of Assignee during Assignee's period of ownership of the Property.

4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

5. This Assignment is made without warranty or representation by the Assignor, except as otherwise set forth in the Agreement.

6. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

7. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Georgia.

8. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same agreement.

[This Space Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR: [redacted]

By: ______________________
Name: [redacted]
Title: MEMBER/MANAGER

ASSIGNEE: [redacted]

By: ______________________
Name: ______________________
Title: ______________________

EXHIBIT A

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK 67, PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

PARCEL ID: B23-003

EXHIBIT B

Lease for Residential Property dated as of February 22, 2019 by and between [redacted], as landlord, and [redacted], as tenant, with respect to the property known as 115 Sardis Street, Barnesville, GA.

[redacted]

ITIC Policy #: [redacted]

Agent File #: [redacted]

OWNER'S POLICY OF TITLE INSURANCE

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, INVESTORS TITLE INSURANCE COMPANY, a North Carolina corporation (the "Company") insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1. Title being vested other than as stated in Schedule A.
2. Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
   - (a) A defect in the Title caused by
     - (i) forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
     - (ii) failure of any person or Entity to have authorized a transfer or conveyance;
     - (iii) a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
     - (iv) failure to perform those acts necessary to create a document by electronic means authorized by law;
     - (v) a document executed under a falsified, expired, or otherwise invalid power of attorney;
     - (vi) a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
     - (vii) a defective judicial or administrative proceeding.
   - (b) The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
   - (c) Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term "encroachment" includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3. Unmarketable Title.
4. No right of access to and from the Land.
5. The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
   - (a) the occupancy, use, or enjoyment of the Land;
   - (b) the character, dimensions, or location of any improvement erected on the Land;
   - (c) the subdivision of land; or
   - (d) environmental protection

   if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

(continued on next page)

IN WITNESS WHEREOF, Investors Title Insurance Company has caused this Policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company.

AMERICAN LAND TITLE ASSOCIATION

The use of this form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

[redacted]

President

Attest:

[redacted]

Secretary

6. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7. The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8. Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9. Title being vested other than as stated in Schedule A or being defective

(a) as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws; or

(b) because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws by reason of the failure of its recording in the Public Records

(i) to be timely, or

(ii) to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10. Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys' fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i) the occupancy, use, or enjoyment of the Land;

(ii) the character, dimensions, or location of any improvement erected on the Land;

(iii) the subdivision of land; or

(iv) environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters

(a) created, suffered, assumed, or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a) a fraudulent conveyance or fraudulent transfer; or

(b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1. DEFINITION OF TERMS

The following terms when used in this policy mean:

(a) "Amount of Insurance": The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b) "Date of Policy": The date designated as "Date of Policy" in Schedule A.

(c) "Entity": A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d) "Insured": The Insured named in Schedule A.

(i) The term "Insured" also includes

(A) successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C) successors to an Insured by its conversion to another kind of Entity;

(D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2) if the grantee wholly owns the named Insured,

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e) "Insured Claimant": An Insured claiming loss or damage.

(f) "Knowledge" or "Known": Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g) "Land": The land described in Schedule A, and affixed improvements that by law constitute real property. The term "Land" does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) "Mortgage": Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) "Public Records": Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), "Public Records" shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) "Title": The estate or interest described in Schedule A.

(k) "Unmarketable Title": Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2. CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3. NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company's liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4. PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5. DEFENSE AND PROSECUTION OF ACTIONS

(a) Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b) The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c) Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6. DUTY OF INSURED CLAIMANT TO COOPERATE

(a) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company's expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company's obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b) The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7. OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company's obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8. DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys' fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9. LIMITATION OF LIABILITY

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b) In the event of any litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys' fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13. RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys' fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)The Company's right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association ("Rules"). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16. SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17. CHOICE OF LAW; FORUM

(a)Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18. NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Investors Title Insurance Company, P.O. Drawer 2687, Chapel Hill, NC 27515-2687.

[redacted]

Georgia Arbitration Endorsement

This Policy is amended to delete the Arbitration Provision contained herein.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

[redacted]

[redacted]

ALTA OWNER'S POLICY - 2006

SCHEDULE A

File Number: . [redacted] Policy No.: [redacted]

Address Reference: 115 SARDIS STREET
BARNESVILLE, Georgia 30204-1123

Amount of Insurance: $ 106,904.00 Premium: $ 500.00

Date of Policy: November 18, 2019 at
(the earlier of either the examiner's certification date or recording date and time of the Deed vesting title in the named insured)

1. Name of Insured: LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY
2. The estate or interest in the Land that is insured by this policy is: FEE SIMPLE
3. Title is vested in: LANDA 115 SARDIS STREET SERIES, A SERIES OF LANDA PROPERTIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY
4. The Land referred to in this policy is located in the State of Georgia, County of LAMAR and is described in the attached Schedule C.
5. The Land herein described is encumbered by the following mortgage and assignments, if any:
and the mortgages, if any, shown in Schedule B hereof.

Issued through the office of:

[redacted]

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.

[redacted]

ALTA OWNER'S POLICY - 2006

SCHEDULE B

EXCEPTIONS FROM COVERAGE

File Number: [redacted] Policy No.: [redacted]

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees, or expenses that arise by reason of:

1. The lien of the security instrument reflected in Item 5, Schedule A, if any.
2. The dower, curtesy, homestead, community property, or other statutory marital rights, if any, of the spouse of any individual insured.
3. Taxes for the year 2020, and subsequent years, not yet due and payable.
   NONE FOUND ON RECORD

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.

[redacted]

ALTA OWNER'S POLICY - 2006

SCHEDULE C

File Number: [redacted] Policy Number: [redacted]

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE CITY OF BARNESVILLE, LAMAR COUNTY, GEORGIA, BEING A CERTAIN HOUSE AND LOT LYING ON THE EASTERN SIDE OF SARDIS STREET, AND BEING KNOWN AS NO. 115 SARDIS STREET ACCORDING TO THE PRESENT SYSTEM OF NUMBERING IN THE CITY OF BARNESVILLE. THIS PROPERTY IS BOUNDED, NOW OR FORMERLY, AS FOLLOWS: NORTH BY PROPERTY OF W.A. PROUT; EAST BY THE SMITH, INC.; SOUTH BY PROPERTY OF FIRST BAPTIST CHURCH; AND WEST BY SARDIS STREET. THIS IS THE SAME PROPERTY CONVEYED IN DEED RECORDED AT DEED BOOK 67, PAGES 412-413, LAMAR COUNTY, GEORGIA RECORDS.

PARCEL ID: B23-003

This Policy consists of pages labeled as Jacket, Schedule A, Schedule B, and Schedule C. This Policy is of no force and effect unless the jacket and all schedules are included, along with any added pages incorporated herein.

Income Statement - 12 Month

Metes & Bounds Realty, LLC

Properties: Spring Creek Cir 1145 - 1145 Spring Creek Circle Griffin, GA 30223

Period Range: Aug 2018 to Jul 2019 (Trailing 12 Months)

Account Name	Aug 2018	Sep 2018	Oct 2018	Nov 2018	Dec 2018	Jan 2019	Feb 2019	Mar 2019	Apr 2019	May 2019	Jun 2019	Jul 2019	Total
Operating Income & Expense													
Income													
Rent Income	695.00	695.00	695.00	695.00	695.00	695.00	695.00	695.00	558.00	-593.00	0.00	0.00	5,525.00
First Month's Rent Income	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	925.00	925.00
Application Fee Income	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	90.00	-90.00	0.00
Late Fee Income	0.00	0.00	0.00	1.00	0.00	0.00	0.00	0.00	68.50	0.00	0.00	0.00	69.50
Total Operating Income	**695.00**	**695.00**	**695.00**	**696.00**	**695.00**	**695.00**	**695.00**	**695.00**	**626.50**	**-593.00**	**90.00**	**835.00**	**6,519.50**
Expense													
Service Management Fee Expense	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	42.58	42.58
General Cleaning & Maintenance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	-375.00	0.00	0.00	-375.00
Carpet Cleaning	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	-125.00	0.00	0.00	-125.00
Commissions Paid	48.65	48.65	48.65	48.65	48.65	48.65	48.65	48.65	39.06	0.00	0.00	0.00	428.26
Utility Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	0.00	175.84	425.84
Total Operating Expense	**48.65**	**48.65**	**48.65**	**48.65**	**48.65**	**48.65**	**48.65**	**48.65**	**39.06**	**-250.00**	**0.00**	**218.42**	**396.68**
NOI - Net Operating Income	**646.35**	**646.35**	**646.35**	**647.35**	**646.35**	**646.35**	**646.35**	**646.35**	**587.44**	**-343.00**	**90.00**	**616.58**	**6,122.82**
Total Income	695.00	695.00	695.00	696.00	695.00	695.00	695.00	695.00	626.50	-593.00	90.00	835.00	6,519.50
Total Expense	48.65	48.65	48.65	48.65	48.65	48.65	48.65	48.65	39.06	-250.00	0.00	218.42	396.68
Net Income	**646.35**	**646.35**	**646.35**	**647.35**	**646.35**	**646.35**	**646.35**	**646.35**	**587.44**	**-343.00**	**90.00**	**616.58**	**6,122.82**



Property Inspection Report

115 Sardis Street Barnesville, GA 30204

Inspection Date:
08/10/2018

Prepared For:
Landa Properties, LLC.

Prepared By:
[redacted]

Office: [redacted]

[redacted]

Report Number:
[redacted]

Inspector:
[redacted]

TABLE OF CONTENTS

REPORT OVERVIEW

THE HOUSE IN PERSPECTIVE

CONVENTIONS USED IN THIS REPORT

SATISFACTORY - Indicates the component is functionally consistent with its original purpose but may show signs of normal wear and tear and deterioration.

MARGINAL - Indicates the component will probably require repair or replacement anytime within five years.

POOR - Indicates the component will need repair or replacement now or in the very near future.

MAJOR CONCERNS - A system or component that is considered significantly deficient or is unsafe.

SAFETY HAZARD - Denotes a condition that is unsafe and in need of prompt attention.

THE SCOPE OF THE INSPECTION

All components designated for inspection in the ASHI® Standards of Practice are inspected, except as may be noted in the "Limitations of Inspection" sections within this report.

It is the goal of the inspection to put a home buyer in a better position to make a buying decision. Not all improvements will be identified during this inspection. Unexpected repairs should still be anticipated. The inspection should not be considered a guarantee or warranty of any kind.

Please refer to the pre-inspection contract for a full explanation of the scope of the inspection.

BUILDING DATA

Year Built:	1888
Style:	Single Family
Overall Area Condition	Poor
State of Occupancy:	Occupied
Weather Conditions:	Sunny
Recent Rain:	No
Ground cover:	Dry

GROUNDS

SERVICE WALKS ☑ None ☐ ***Public sidewalk needs repair***
Material: ☐ Concrete ☐ Flagstone ☐ Gravel ☐ Brick ☐ Other
Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ ***Trip Hazard***
☐ ***Pitched towards home*** ☐ ***Settling cracks*** ☐ Not visible ☑ Typical cracks

DRIVEWAY/PARKING ☐ None
Material: ☐ Concrete ☐ Asphalt ☑ Gravel/Dirt ☐ Brick ☐ Other
Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☐ Fill cracks and seal
☐ ***Pitched towards home*** ☐ ***Trip hazard*** ☐ ***Settling Cracks*** ☑ Typical crack

PORCH *(covered entrance)* ☐ None
Support Pier: ☐ Concrete ☑ Wood ☐ Not visible ☐ Other
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☐ ***Railing/Balusters recommended***
Floor: ☐ Satisfactory ☑ Marginal ☐ Poor ☑ ***Safety Hazard***

STOOPS/STEPS ☐ None ☐ ***Uneven risers***
Material: ☑ Concrete ☐ Wood ☐ Other ☑ ***Railing/Balusters recommended***
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☐ ***Cracked*** ☑ ***Settled***
☐ ***Rotted/Damaged*** ☑ ***Safety Hazard***

PATIO ☐ None
Material: ☑ Concrete ☐ Flagstone ☐ Kool-Deck® ☐ Brick ☐ ***Trip hazard***
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☐ ***Settling Cracks***
☐ ***Pitched towards home (See remarks page)*** ☐ Drainage provided ☑ Typical cracks

DECK/BALCONY *(flat, floored, roofless area)* ☐ None
Material: ☑ Wood ☐ Metal ☐ Composite ☐ Not visible ☐ ***Railing/Balusters recommended***
Finish: ☐ Treated ☑ Painted/Stained ☐ Other
☐ ***Improper attachment to house*** ☑ ***Railing loose***
Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☑ ***Wood in contact with soil***

DECK/PATIO/PORCH COVERS ☐ None ☐ ***Earth to wood contact*** ☑ ***Moisture/Insect damage***
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☑ ***Posts/Supports need Repair***
Recommend: ☑ Metal Straps/Bolts/Nails/Flashing ☐ ***Improper attachment to house***

FENCE/WALL ☐ Not evaluated ☑ None
Type: ☐ Brick/Block ☐ Wood ☐ Metal ☐ Chain Link ☐ ***Rusted*** ☐ Other
Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ ***Loose Blocks/Caps*** ☐ Typical cracks
Gate: ☐ N/A ☐ Satisfactory ☐ Marginal ☐ Poor ☐ ***Planks missing/damaged***

LANDSCAPING ***(See remarks page)***
Negative Grade: ☐ East ☐ West ☐ North ☐ South ☑ Satisfactory ☐ ***Recommend additional backfill***
☐ Sewer cleanout not incased in cast iron ring with cover ☐ Yard drains needed
☑ ***Trim back trees/shrubberies*** ☐ ***Wood in contact with/improper clearance to soil***
☐ Large trees may be effecting underground plumbing ☑ Trees leaning over/toward home

RETAINING WALL ☑ None Material: ☐ ***Drainage holes recommended***
Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ ***Safety Hazard*** ☐ ***Leaning/cracked/bowed***
(Relates to the visual condition of the wall)

HOSE BIBS ☐ None ☑ No anti-siphon valve
Operates: ☑ Yes ☐ No ☐ Not tested ☐ Improper Attachment

GENERAL COMMENTS
Termite bait stations were not present on property, recommend getting termite & pest treatment for property

ROOF

ROOF VISIBILITY ☑ All ☐ Partial ☐ None ☐ Limited by:

INSPECTED FROM ☐ Roof ☐ Ladder at eaves ☑ Ground (***Inspection Limited***) ☑ With Binoculars

STYLE OF ROOF
Type: ☑ Gable ☐ Hip ☐ Mansard ☐ Shed ☐ Flat ☐ Other
Pitch: ☐ Low ☐ Medium ☑ Steep ☐ Flat

ROOF COVERING
Roof #1: Type: Gable Estimated Layers: 1 Layer Approximate age of cover: 12 years
Roof #2: Type: Estimated Layers: Approximate age of cover: years
Roof #3: Type: Estimated Layers: Approximate age of cover: years

VENTILATION SYSTEM **Type:** ☐ Soffit ☐ Ridge ☑ Gable ☐ Roof
Appears Adequate: ☑ Yes ☐ No ☐ Turbine ☐ Powered ☑ Other
(***See Interior remarks page***) (***See Attic section***)

FLASHING **Material:** ☑ Galv/Alum ☐ Asphalt ☐ Not visible ☑ Rubber
☐ Copper ☐ Foam ☐ Other ☐ Lead
Condition: ☐ Not visible ☑ Satisfactory ☐ Marginal ☐ Poor ☐ ***Rusted***
☐ ***Separated from chimney/roof*** ☐ ***Recommend Sealing*** ☐ Other

VALLEYS ☑ N/A **Material:** ☐ Galv/Alum ☐ Asphalt ☐ Lead ☐ Copper
☐ Not visible ☐ Other
Condition: ☐ Not visible ☐ Satisfactory ☐ Marginal ☐ Poor
☐ ***Rusted*** ☐ Holes ☐ ***Recommend Sealing***

CONDITION OF ROOF COVERINGS
Roof #1: ☐ Satisfactory ☑ Marginal ☐ Poor
Roof #2: ☐ Satisfactory ☐ Marginal ☐ Poor
Roof #3: ☐ Satisfactory ☐ Marginal ☐ Poor
Condition: ☐ Curling ☐ Cracking ☐ Ponding ☐ Burn Spots ☑ Broken/Loose Tiles/Shingles
☐ Nail popping ☑ Granules missing ☐ Alligatoring ☐ Blistering ☐ Missing Tabs/Shingles/Tiles
☑ Moss buildup ☐ Exposed felt ☐ Cupping ☑ ***Trim back trees/shrubberies in direct contact***

SKYLIGHTS ☑ N/A ☐ ***Cracked/Broken*** ☐ Not visible
Condition: ☐ Satisfactory ☐ Marginal ☐ Poor

PLUMBING VENTS ☑ Yes ☐ No ☑ Satisfactory ☐ Marginal ☐ Poor
☐ ***Recommend roofer evaluate*** ☐ Not Visible ☐ Recommend sealing

Conditions reported above reflect visible portion only

GENERAL COMMENTS
Roof is in marginal condition, recommend monitoring roof for future replacement

EXTERIOR

CHIMNEY(S)	☐ None	Location(s): Center of home				
Viewed From:	☐ Roof	☐ Ladder at eaves	☑ Ground with binoculars			
Rain Cap/Spark Arrestor:		☑ Yes	☐ No	☐ ***Recommended***		
Chase:	☑ Brick	☐ Stone	☐ Metal	☐ Blocks	☐ Framed	
Evidence of:	☐ Holes in metal	☑ Cracked chimney cap	☐ Loose mortar joints	☐ Flaking	☐ Loose Brick	☐ Rust
Flue:	☐ Tile	☐ Metal	☐ ***Unlined***	☐ Not visible		
Evidence of:	☐ Scaling	☐ Cracks	☐ Creosote	☑ ***Not evaluated (See remarks page)***		
	☐ ***Have flue(s) cleaned and re-evaluated***		☐ ***Recommend Cricket/Saddle/Flashing***			
Condition:	☐ Satisfactory	☑ Marginal	☐ Poor			

GUTTERS/SCUPPERS/EAVESTROUGH		☑ None	☐ ***Needs to be cleaned***		☐ ***Downspouts needed***
Material:	☐ Copper	☐ Vinyl/Plastic	☐ Galvanized/Aluminum		☐ End missing
Condition:	☐ Satisfactory	☐ Marginal	☐ Poor	☐ ***Rusting***	
Leaking:	☐ Corners	☐ Joints	☐ ***Hole in main run***		
Attachment:	☐ Loose	☐ ***Missing spikes***	☐ ***Improperly sloped (See remarks page)***		
Extension / Splash Block needed:		☐ Front	☐ Back	☐ Left	☐ Right

SIDING						***(*See remarks page EIFS)***
Material:	☐ Stone	☐ Slate	☐ Block/Brick	☐ Fiberboard	☐ Fiber-cement	☐ Stucco
	☐ EIFS*	☐ Asphalt	☐ Wood	☑ Metal/Vinyl	☐ Asbestos	
	☐ Typical cracks	☐ ***Monitor***		☐ ***Wood rot***	☐ Peeling paint	☑ ***Loose/Missing/Holes***
Condition:	☐ Satisfactory	☑ Marginal		☐ Poor	☑ ***Recommend repair/painting***	

TRIM, SOFFIT, FASCIA, FLASHING					
Material:	☑ Wood	☐ Fiberboard	☑ Aluminum/Steel	☐ Fiber Cement	☐ Stucco
	☑ ***Recommend repair/painting***		☐ ***Damaged wood***	☐ Other	
Condition:	☐ Satisfactory	☑ Marginal	☐ Poor		

CAULKING			
Condition:	☐ Satisfactory	☐ Marginal	☐ Poor
	☑ ***Recommend around windows/doors/masonry ledges/corners/utility penetrations***		

WINDOWS & SCREENS		☐ ***Failed/fogged insulated glass***			
Material:	☐ Wood	☑ Metal	☐ Vinyl	☐ Aluminum/Vinyl Clad	
Screens:	☐ Torn	☐ Bent	☐ Not installed	☑ Glazing/caulk needed	
Condition:	☐ Satisfactory	☐ Marginal	☑ Poor	☐ ***Wood rot***	☑ ***Recommend repair/painting***

STORMS WINDOWS	☐ None	☐ Not installed	☐ Wood	☐ Clad comb.	☑ Wood/metal comb.
Putty:	☑ Satisfactory	☐ ***Glazing/caulk needed***		☐ N/A	
Condition:	☐ Satisfactory	☑ ***Broken/cracked***	☐ ***Wood rot***		☑ ***Recommend repair/painting***

SLAB-ON-GRADE/FOUNDATION	☐ N/A (See Basement/Crawl Space)			
Stem Wall:	☐ Concrete block	☑ Poured concrete	☐ Other	
Condition:	☑ Satisfactory	☐ Marginal	☐ Poor	☐ Not visible
Slab:	☐ Post tensioned	☑ Poured concrete	☐ Other	
Condition:	☑ Satisfactory	☐ Marginal	☐ Poor	***(See comments page)***

GENERAL COMMENTS

Siding on house has damage on the right side, recommend replacing damaged siding
Underneath crawlspace water pipe for shower is disconnected causing massive water leak, recommend a plumber to repair disconnected drain pipe
A puppy was located underneath home in crawlspace, relocated from underneath crawlspace

ELECTRICAL/A/C - HEAT PUMP

SERVICE ENTRY

☐ Underground	☐ Overhead	☐ ***Weather head/mast needs repair***		Condition:	☑ Sat.	☐ Marginal	☐ Poor
Exterior outlets: ☑ Yes	☐ No	**Operative:**	☑ Yes	☐ No	☐ ***Overhead wires too low***		
GFCI present: ☑ Yes	☐ No	**Operative:**	☑ Yes	☐ No	☐ ***Less than 3' from balcony/deck/windows***		
☑ **Reverse polarity**	☐ ***Open ground***	☑ ***Safety Hazard***		☑ ***Missing / Damaged housing***			

☐ **Exterior light fixture damaged or missing** ☐ ***Safety Hazard***

☐ **Exterior light fixture installed over 20' off a solid surface or further that 2' from a window**

BUILDING(S) EXTERIOR WALL CONSTRUCTION				
Type:	☐ Not visible	☑ Framed	☐ Masonry	☐ Other
Condition:	☐ Satisfactory	☑ Marginal	☐ Poor	☑ Not visible

EXTERIOR DOORS		***Patio***	***Storm***	***Entrance***	
Weatherstripping:	☐ Satisfactory	☑ Marginal	☐ Poor	☐ Missing	☑ Replace
Door Condition:	☐ Satisfactory	☐ Marginal	☑ Poor		

EXTERIOR A/C - HEAT PUMP					
UNIT #1:	☐ N/A		**Location:** Left side of the home		
Brand: RUUD			Approximate age: 02/2019		
Outside Disconnect:	☑ Yes	☐ No	Maximum fuse/breaker rating: 30		Fuses/breakers installed: 30
Level:	☑ Yes	☐ No	☐ ***Cabinet/housing rusted***		☐ ***Improperly sized fuses/breakers***
Condenser Fins:	☐ ***Damaged***		☐ Need cleaning		☐ ***Damaged base/pad***
Condition:	☑ Satisfactory		☐ Marginal	☐ Poor	

GENERAL COMMENTS

Brand new A/C unit working properly which was installed this year

KITCHEN

COUNTERTOPS ☐ Satisfactory ☑ Marginal ☑ ***Recommend repair/caulking***

CABINETS ☐ Satisfactory ☑ Marginal ☑ ***Recommend repair/adjustment***

PLUMBING COMMENTS

Faucet Leaks: ☐ Yes ☑ No **Pipes leak/corroded:** ☐ Yes ☑ No
Sink/Faucet: ☑ Satisfactory ☐ Corroded ☐ Chipped ☐ Cracked ☐ ***Recommend repair***
Functional Drainage: ☑ Adequate ☐ Poor **Functional Flow:** ☑ Adequate ☐ Poor

WALLS & CEILING

Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☑ Typical cracks ☐ ***Moisture stains***

HEATING / COOLING SOURCE ☑ Yes ☐ No

FLOOR

Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☑ Sloping ☑ Squeaks

APPLIANCES ***(See remarks page)***

☐ Disposal	*Operates:*	☐ Yes	☐ No	☐ Trash compactor	*Operates:*	☐ Yes	☐ No
☑ Oven	*Operates:*	☑ Yes	☐ No	☐ Exhaust fan	*Operates:*	☐ Yes	☐ No
☑ Range	*Operates:*	☑ Yes	☐ No	☑ Refrigerator	*Operates:*	☑ Yes	☐ No
☐ Dishwasher	*Operates:*	☐ Yes	☐ No	☐ Microwave	*Operates:*	☐ Yes	☐ No
☐ Other	*Operates:*	☐ Yes	☐ No				

Dishwasher Airgap: ☐ Yes ☑ No **Dishwasher Drain Line Looped:** ☐ Yes ☑ No
Outlets Present: ☑ Yes ☐ No Operable: ☑ Yes ☐ No
G.F.C.I.: ☑ Yes ☐ No Operable: ☑ Yes ☐ No
Open ground/Reverse polarity within 6' of water: ☑ Yes ☐ No ☐ ***Potential safety hazard(s)***

GENERAL COMMENTS

Kitchen is in marginal condition
Kitchen floor are sloped and have weak spots due to rotted floorboards, recommend replacing kitchen rotted floor joist and plywood floor
Kitchen stove burners do not operate properly, only the right two work and the left two do not ignite, recommend repairing

LAUNDRY ROOM

ROOM COMPONENTS

Laundry sink: ☑ N/A **Faucet leaks:** ☐ Yes ☐ No **Pipes leak:** ☐ Yes ☐ No
Cross connections: ☑ Yes ☐ No **Heat source present:** ☑ Yes ☐ No **Room vented:** ☐ Yes ☑ No
Dryer vented: ☐ N/A ☑ Wall ☐ Ceiling ☐ Floor ☐ Not vented
☐ ***Not vented to Exterior*** ☐ ***Safety hazard*** ***We do not test dryer outlets***
Electrical: Open ground/reverse polarity within 6' of water: ☑ Yes ☐ No ☑ ***Safety hazard***
G.F.C.I. present: ☐ Yes ☑ No **Operates:** ☐ Yes ☑ No
Appliances: ☑ Washer ☑ Dryer ☐ Water heater ☐ Furnace
Washer hook-up lines/valves: ☐ Leaking ☐ Corroded ☐ Not visible
Gas Shut-off Valve: ☑ N/A ☐ Yes ☐ No ☐ Cap Needed ☐ ***Safety hazard*** ☐ Not visible

GENERAL COMMENTS

Laundry room appliance were present during inspection
Laundry room glass light fixture is broken, recommend replacing glass light cover
Tenant mound of dirty clothes were blocking the exterior rear door

BATHROOM(S)

BATH: GUEST

SINKS / TUBS / SHOWERS

Faucet leaks: ☑ Yes ☐ No **Loose:** ☐ Yes ☑ No **Pipes leak:** ☐ Yes ☑ No
Fixture(s) Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☐ ***Sink stopper not operating***

TOILET

Bowl Loose: ☐ Yes ☑ No **Operates:** ☑ Yes ☐ No ☐ Toilet leaks ☐ ***Cracked bowl/tank*** ☐ ***Cross connection***

SHOWER / TUB AREA / SINK(S)

Material: ☑ Ceramic/Plastic ☐ Fiberglass ☐ Masonite ☐ Other
Condition: ☑ Satisfactory ☐ Marginal ☐ Poor ☐ Rotted floors
Caulk/Grouting Needed: ☐ Yes ☑ No Where:
Functional Drainage: ☑ Adequate ☐ Poor **Functional Flow:** ☑ Adequate ☐ Poor

WALLS / CEILING / CABINETS

Moisture stains present: ☐ Yes ☑ No **Outlets present:** ☑ Yes ☐ No
G.F.C.I. Present: ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity within 6' of water: ☑ Yes ☐ No **Potential safety hazards present:** ☑ Yes ☐ No

HEATING / COOLING SOURCE ☑ Yes ☐ No

Window/Door: ☐ Yes ☐ No ☐ Satisfactory ☐ Marginal ☐ Poor
Exhaust Fan: ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No **Noisy:** ☐ Yes ☐ No

GENERAL COMMENTS

Guest bath is in marginal condition
Outlet by sink/toilet is not GFCI protected, possible hazard, recommend replacing outlet for a GFCI outlet
Guest bathroom showerhead leaks, recommend repairing leak with Teflon tape
Guest bathroom wall are in marginal condition, recommend repairing and touch-up painting

BATHROOM(S)

BATH: MASTER

SINKS / TUBS / SHOWERS

Faucet leaks: ☐ Yes ☑ No **Loose:** ☐ Yes ☑ No **Pipes leak:** ☑ Yes ☐ No
Fixture(s) Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☐ ***Sink stopper not operating***

TOILET

Bowl Loose: ☐ Yes ☑ No **Operates:** ☑ Yes ☐ No ☑ Toilet leaks ☐ ***Cracked bowl/tank*** ☐ ***Cross connection***

SHOWER / TUB AREA / SINK(S)

Material: ☑ Ceramic/Plastic ☐ Fiberglass ☐ Masonite ☐ Other
Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☑ Rotted floors
Caulk/Grouting Needed: ☑ Yes ☐ No Where: around the base of the tub and shower
Functional Drainage: ☑ Adequate ☐ Poor **Functional Flow:** ☑ Adequate ☐ Poor
Whirlpool Operable: ☑ N/A ☐ Yes ☐ No Access panel to pump/motor: ☐ Yes ☐ No

WALLS / CEILING / CABINETS

Moisture stains present: ☑ Yes ☑ No **Outlets present:** ☑ Yes ☐ No
G.F.C.I. present: ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity within 6' of water: ☐ Yes ☑ No **Potential safety hazards present:** ☐ Yes ☑ No

HEAT / COOLING SOURCE ☑ Yes ☐ No

Window/Door: ☑ Yes ☐ No ☑ Satisfactory ☐ Marginal ☐ Poor
Exhaust Fan: ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No **Noisy:** ☐ Yes ☑ No

GENERAL COMMENTS

Master bath is in poor condition
Master bathroom shower drain is disconnected underneath the house causing severe moisture and water damage to floor and joist, recommend having a plumber to repair the plumbing issues.
Bathroom floor and joist are rotted due to plumbing issue, recommend having a certified contractor to replaced damaged area in bathroom and underneath home
Master bathroom toilet leaks and is causing damage to floor and drywall, recommend repairing a replacing damaged drywall and flooring
Master bathroom drywall by shower is damage, recommend replacing drywall by shower in master bathroom
Master bathroom GFCI is not properly secured to wall, recommend securing

ROOMS

LOCATION: MASTER

Walls & Ceiling: ☐ Satisfactory ☐ Marginal ☑ Poor
Moisture stains: ☐ Yes ☑ No Where:
Floor: ☑ Satisfactory ☐ Marginal ☐ Poor ☐ Squeaks ☐ Slopes
Typical cracks: ☐ Yes ☐ No
Ceiling Fan: ☑ N/A ☐ Satisfactory ☐ Marginal ☐ Poor
Electrical: **Switches:** ☑ Yes ☐ No **Outlets:** ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity: ☐ Yes ☑ No ☐ Coverplates missing ☐ **Safety Hazard**
Heating/Cooling Source: ☑ Yes ☐ No **Holes:** ☐ Doors ☐ Walls ☐ Ceilings
Bedroom Egress Restricted: ☑ N/A ☐ Yes ☐ No
Doors & Windows: Operational: ☑ Yes ☐ No
Locks/Latches Operable: ☑ Yes ☐ No ☐ Missing ☐ Cracked Glass

GENERAL COMMENTS

Master bedroom is in poor condition
Master bedroom has tenant items blocking the windows and walls
Master bedroom wall are in marginal condition

LOCATION: FRONT BEDROOM

Walls & Ceiling: ☐ Satisfactory ☐ Marginal ☑ Poor
Moisture stains: ☐ Yes ☑ No Where:
Floor: ☐ Satisfactory ☐ Marginal ☑ Poor ☐ Squeaks ☐ Slopes
Typical cracks: ☐ Yes ☐ No
Ceiling Fan: ☑ N/A ☐ Satisfactory ☐ Marginal ☐ Poor
Electrical: **Switches:** ☑ Yes ☐ No **Outlets:** ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity: ☐ Yes ☐ No ☐ Coverplates missing ☐ **Safety Hazard**
Heating/Cooling Source: ☑ Yes ☐ No **Holes:** ☐ Doors ☐ Walls ☐ Ceilings
Bedroom Egress Restricted: ☑ N/A ☐ Yes ☐ No
Doors & Windows: Operational: ☑ Yes ☐ No
Locks/Latches Operable: ☑ Yes ☐ No ☐ Missing ☐ Cracked Glass

GENERAL COMMENTS

Front bedroom is in poor condition
Front bedroom walls have multiple damaged areas, recommend repairing walls and repainting
Front bedroom windows are damage and have been replaced with plexiglass, recommend replacing damage window with glass panel
Front bedroom floors are in poor condition, recommend replacing carpet

ROOMS

LOCATION: UPPER BEDROOM

Walls & Ceiling: ☐ Satisfactory ☐ Marginal ☑ Poor
Moisture stains: ☐ Yes ☑ No Where:
Floor: ☐ Satisfactory ☑ Marginal ☐ Poor ☐ Squeaks ☐ Slopes
Typical cracks: ☐ Yes ☑ No
Ceiling Fan: ☑ N/A ☐ Satisfactory ☐ Marginal ☐ Poor
Electrical: **Switches:** ☑ Yes ☐ No **Outlets:** ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity: ☐ Yes ☑ No ☐ Coverplates missing ☐ **Safety Hazard**
Heating/Cooling Source: ☑ Yes ☐ No **Holes:** ☐ Doors ☐ Walls ☐ Ceilings
Bedroom Egress Restricted: ☑ N/A ☐ Yes ☐ No
Doors & Windows: Operational: ☑ Yes ☐ No
Locks/Latches Operable: ☑ Yes ☐ No ☐ Missing ☐ Cracked Glass

GENERAL COMMENTS

Upper bedroom is in marginal condition
Upper bedroom walls are in marginal condition, recommend touch-up painting
Upper bedroom floors were in marginal condition, recommend replacing carpet

LOCATION: LIVING ROOM

Walls & Ceiling: ☐ Satisfactory ☑ Marginal ☐ Poor
Moisture stains: ☐ Yes ☑ No Where: Ceiling
Floor: ☐ Satisfactory ☐ Marginal ☑ Poor ☐ Squeaks ☐ Slopes
Typical cracks: ☐ Yes ☐ No
Ceiling Fan: ☑ N/A ☐ Satisfactory ☐ Marginal ☐ Poor
Electrical: **Switches:** ☑ Yes ☐ No **Outlets:** ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity: ☐ Yes ☑ No ☐ Coverplates missing ☐ **Safety Hazard**
Heating/Cooling Source: ☑ Yes ☐ No **Holes:** ☐ Doors ☐ Walls ☐ Ceilings
Bedroom Egress Restricted: ☑ N/A ☐ Yes ☐ No
Doors & Windows: Operational: ☑ Yes ☐ No
Locks/Latches Operable: ☑ Yes ☐ No ☐ Missing ☐ Cracked Glass

GENERAL COMMENTS

Living room is in marginal condition
Living room walls are in marginal condition, recommend touch-up painting
Living room floors were in poor condition, recommend replacing carpet

ROOMS

LOCATION: DINING ROOM

Walls & Ceiling: ☐ Satisfactory ☑ Marginal ☐ Poor
Moisture stains: ☐ Yes ☑ No Where:
Floor: ☐ Satisfactory ☐ Marginal ☑ Poor ☐ Squeaks ☐ Slopes
Typical cracks: ☐ Yes ☑ No
Ceiling Fan: ☑ N/A ☐ Satisfactory ☐ Marginal ☐ Poor
Electrical: **Switches:** ☑ Yes ☐ No **Outlets:** ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No
Open ground/Reverse polarity: ☐ Yes ☑ No ☐ Coverplates missing ☐ **Safety Hazard**
Heating/Cooling Source: ☑ Yes ☐ No **Holes:** ☐ Doors ☐ Walls ☐ Ceilings
Bedroom Egress Restricted: ☑ N/A ☐ Yes ☐ No
Doors & Windows: Operational: ☑ Yes ☐ No
Locks/Latches Operable: ☑ Yes ☐ No ☐ Missing ☐ Cracked Glass

GENERAL COMMENTS

Dining room is in poor condition
Dining room has tenant items spread out and was not able to inspect each wall due to blockage
Dining room window A/C unit was not operable, recommend removing
Dining room floors were in poor condition, recommend replacing carpet

INTERIOR

INTERIOR WINDOWS / GLASS

Condition: ☐ Satisfactory ☐ Marginal ☑ Poor ☑ ***Needs repair***
☐ Representative number of windows operated ☐ Painted shut ***(See remarks page)***
Evidence of Leaking Insulated Glass: ☑ Yes ☐ No ☐ N/A **Safety Glazing Needed:** ☑ Yes ☐ No
☐ Glazing compound needed ☑ Cracked glass ☐ Hardware missing ☐ ***Broken counter-balance mechanism***
Security Bars Present: ☐ Yes ☑ No ☐ Not tested ☐ ***Safety hazard*** ☐ ***Test release mechanism before moving in***

FIREPLACE

☐ None Location(s): Living room
Type: ☑ Gas (Not Tested) ☐ Wood ☐ ***Woodburner stove (See remarks page)*** ☐ Electric ☐ Ventless
Material: ☑ Masonry ☑ Metal (pre-fabricated) ☐ Metal insert
Miscellaneous: ☐ Starter Operates ☐ Yes ☐ No ***Damper operates:*** ☐ Yes ☐ No
☐ ***Open joints or cracks in firebrick/panels should be sealed*** ☐ ***Fireplace doors need repair***
Damper Modified for Gas Operation: ☑ Yes ☐ No ☐ ***Damper missing*** ☐ ***Pre-fab panels damaged/worn***
Hearth Adequate: ☑ Yes ☐ No **Mantle:** ☐ N/A ☐ Satisfactory ☐ Adequate ☐ Loose/missing
Physical Condition: ☑ Satisfactory ☐ Marginal ☐ Poor ☐ ***Recommend having flue cleaned and re-examined***

STAIRS / STEPS / BALCONIES

☑ Satisfactory ☐ Marginal ☐ Poor ☐ None
Handrail: ☑ Satisfactory ☐ Marginal ☐ Poor ☐ ***Safety hazard***
Risers/Treads: ☑ Satisfactory ☐ Marginal ☐ Poor ☐ ***Risers/Treads uneven***

SMOKE / CARBON MONOXIDE DETECTORS

(See remarks page)
Present: Smoke Detector: ☑ Yes ☐ No **Operates:** ☑ Yes ☐ No ☐ Not tested
CO Detector: ☐ Yes ☑ No **Operates:** ☐ Yes ☐ No ☑ Not tested

ATTIC/STRUCTURE/FRAMING/INSULATION

☐ N/A
Access: ☐ Stairs ☐ Pulldown ☐ Scuttlehole/Hatch ☐ ***No access*** ☑ Other
Inspected From: ☐ Access panel ☑ In the attic ☐ Other
Location: ☐ Bedroom hall ☑ Bedroom closet ☐ Garage ☐ Other
Access Limited By: no flooring present
Flooring: ☑ Complete ☐ Partial ☑ None
Insulation: Type: Fiberglass Blowing Wool ☑ Batts ☐ Loose Average inches: 8.5
Approx. R-rating: 19 or 161.5
☐ ***Damaged*** ☐ ***Displaced*** ☑ ***Missing*** ☐ ***Compressed*** ☐ ***Recommend Baffles @ Eaves***
Installed In: ☐ Rafters ☑ Walls ☑ Between ceiling joists ☐ Not visible
☑ ***Recommend additional insulation***
Ventilation: ☑ ***Ventilation appears adequate*** ☐ ***Recommend additional ventilation***
Fans Exhausted To: ☑ N/A Attic: ☐ Yes ☑ No Outside: ☐ Yes ☐ No ☐ Not visible
HVAC Duct: ☐ Satisfactory ☐ ***Damaged*** ☐ ***Split*** ☐ ***Disconnected*** ☐ ***Leaking*** ☐ ***Repair/Replace***
Chimney Chase: ☐ N/A ☑ Satisfactory ☐ ***Needs repair*** ☐ Not visible
Structural Problems Observed: ☐ Yes ☑ No ☐ ***Recommend repair*** ☐ ***Recommend Structural Engineer***
Roof Structure: ☑ Rafters ☐ Trusses ☐ Wood ☐ Metal ☐ Other
Collar Ties Present: ☑ Yes ☐ No ☐ N/A
Roof Sheathing: ☑ Plywood ☐ OSB ☐ lx Wood ☐ ***Rotted*** ☐ ***Stained*** ☐ ***Delaminated***
Evidence of Condensation/Moisture Leaking: ☐ Yes ☑ No ***(See remarks page)***
Ceiling Joists: ☑ Wood ☐ Metal ☐ Other ☐ Not visible
Vapor Barriers: ☐ Kraft/foil faced ☐ Plastic ☑ Not visible ☐ Improperly installed
Firewall Between Units: ☑ N/A ☐ Yes ☐ No ☐ ***Needs repair/sealing*** ***(See remarks page)***
Electrical: ☑ ***Open junction box(es)*** ☐ ***Handyman wiring*** ☐ ***Visible knob-and-tube***

GENERAL COMMENTS

Upstairs window A/C outlet needs to be modified to be able to plug-in window A/C unit, recommend replacing

House has lead paint, possible hazard, recommend having the proper specialist remove lead paint & repaint interior and exterior
Upstairs walls are damaged, recommend sanding, repairing and painting
Smoke detectors throughout the house are not working, recommend replacing batteries

BASEMENT

STAIRS ☑ N/A

Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ Typical wear and tear ☐ Need repair
Handrail: ☐ Yes ☐ No **Condition:** ☐ Satisfactory ☐ Loose
Headway Over Stairs: ☐ Satisfactory ☐ ***Low clearance*** ☐ ***Safety hazard***

FOUNDATION **Condition:** ☐ Satisfactory ☑ Marginal ☐ ***Have evaluated*** ☑ **Monitor**

Material: ☐ Brick ☐ Concrete block ☐ Fieldstone ☐ Poured concrete
Horizontal Cracks: ☐ Front ☐ Back ☐ Left ☐ Right
Step Cracks: ☐ Front ☐ Back ☐ Left ☐ Right
Vertical Cracks: ☐ Front ☐ Back ☐ Left ☐ Right
Covered Walls: ☐ Front ☐ Back ☐ Left ☐ Right
Movement Apparent: ☐ Front ☐ Back ☐ Left ☐ Right
Indication Of Moisture: ☑ Yes ☐ No ☐ Fresh ☐ Old stains

Condition reported above reflects visible portion only

CRAWL SPACE WALLS

Diagram indicates where wall not visible and type of covering:
P = Paneling C = Crack(s)
D = Drywall M = Monitor
S = Storage E = Evaluate
O = Other

Back: M & E
Left: M & E
Right: M & E
Front: M

FLOOR **Material:** ☐ Concrete ☑ Dirt/Gravel ☐ Not visible ☐ Other
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor ☑ Typical cracks

SEISMIC BOLTS

☑ N/A ☐ None visible ☐ Appear satisfactory ☐ Recommend evaluation

BASEMENT DRAINAGE

Sump Pump: ☐ Yes ☐ No ☐ Working ☐ Not working ☐ Needs cleaning ☑ ***Not tested***
Floor Drains: ☐ Yes ☑ Not visible **Tested:** ☐ Yes ☐ No ☐ Efflorescence present

GIRDERS / BEAMS / COLUMNS **Material:** ☐ Steel ☑ Wood ☑ Block ☐ Concrete ☐ Not visible
Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ Stained/rusted

JOISTS **Material:** ☑ Wood ☐ Steel ☐ Truss ☐ Not visible
☐ 2x8 ☐ 2x10 ☑ 2x12 ☐ Engineered I-Type ☐ ***Sagging/altered joists***
Condition: ☐ Satisfactory ☐ Marginal ☑ Poor

SUB FLOOR

☑ Indication of moisture stains/rotting
** Areas around shower stalls, etc., as viewed from basement or crawl space

☐ Additional support missing from under granite countertops

GENERAL COMMENTS

Crawlspace is in marginal condition
Crawlspace has signs of mold and mildew, recommend having damaged joist and floorboards
Crawlspace has drain piping for the shower leaking and creating water build up underneath home

PLUMBING

WATER SERVICE **Main Shut-off Location:** Master bedroom bathroom

Water Entry Piping: ☐ Not visible ☑ Copper/Galv. ☑ **Plastic*** (PVC, CPVC, Polybutylene, PEX) ☐ Unknown
Visible Water Distribution Piping: ☑ Copper ☐ Galvanized ☑ **Plastic*** (PVC, CPVC, Polybutylene, PEX) ☐ Unknown
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor
Lead Other Than Solder Joints: ☐ Yes ☐ No ☑ Unknown ☐ Service entry
Functional Flow: ☑ Adequate ☐ Poor ☐ ***Water pressure over 80 psi***
Pipes, Supply/Drain: ☐ ***Corroded*** ☐ ***Leaking*** ☐ ***Valves broken/missing*** ☐ ***Dissimilar metal***
Drain/Waste/Vent Pipe: ☐ Copper ☐ Cast iron ☐ Galvanized ☑ PVC ☐ ABS
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor **Cross connection:** ☐ Yes ☐ No
Support/Insulation: Type:
Traps Proper P-Type: ☐ N/A ☑ Yes ☐ No ☐ ***P-traps recommended***
Functional Drainage: ☑ Adequate ☐ Poor ☑ ***Recommend plumber evaluate***
Interior Fuel Storage System: ☐ Yes ☑ No Leaking: ☐ Yes ☐ No
Gas Line: ☑ Copper ☐ Brass ☐ Black iron ☐ Stainless steel ☐ CSST ☐ Not visible
Condition: ☐ Satisfactory ☑ Marginal ☐ Poor

MAIN FUEL SHUT-OFF LOCATION ☑ N/A

WELL PUMP ☑ N/A ☐ Submersible
Location: ☐ In basement ☐ Well house ☐ Well pit ☐ Shared well
Pressure Gauge Operates: ☐ Yes ☐ No ☐ Unknown Well pressure: ??? psi ☐ Not visible

SANITARY / GRINDER PUMP ☑ N/A
Sealed Crock: ☐ Yes ☐ No **Check Valve:** ☐ Yes ☐ No **Vented:** ☐ Yes ☐ No

WATER HEATER #1 ☐ N/A **Condition:** ☑ Satisfactory ☐ Marginal ☐ Poor
Brand name: Rheem
Type: ☑ Gas ☐ Electric ☐ Oil ☐ Other
Unit Elevated: ☑ Yes ☐ No ☐ N/A ☐ ***Tank/Piping corroded/leaking***
Capacity: 40 gallons Approximate age: 04/22/2014
Combustion Air Venting Present: ☑ Yes ☐ No ☐ N/A Seismic restraints needed: ☐ Yes ☐ No ☑ N/A
Relief Valve: ☑ Yes ☐ No **Extension proper:** ☑ Yes ☐ No ☐ ***Missing*** ☐ ***Recommend repair***
Vent Pipe: ☐ N/A ☑ Satisfactory ☐ Pitch proper ☐ ***Improper*** ☐ ***Rusted*** ☐ ***Recommend repair***

WATER SOFTENER ***(Unit not evaluated)***
Loop Installed: ☐ Yes ☐ No **Plumbing Hooked Up:** ☐ Yes ☐ No
Softener Present: ☐ Yes ☐ No **Plumbing Leaking:** ☐ Yes ☐ No

GENERAL COMMENTS

Water heater is elevated 8 inches off the floor
Expansion tank was not installed on water heater, recommend properly installing an expansion tank

HEATING SYSTEM

HEATING SYSTEM - UNIT #1 Location: Crawlspace *(See remarks page)*

Brand Name: RUUD Approximate age: 2019

Energy Source: ☑ Gas ☐ LP ☐ Oil ☐ Electric ☐ Solid Fuel

Warm Air System: ☐ Belt drive ☐ Direct drive ☐ Gravity ☑ Central system ☐ Floor/Wall unit

Heat Exchanger: ☑ N/A (sealed) ☐ Visual w/mirror ☐ ***Flame distortion*** ☐ ***Rusted*** ☐ ***Carbon/soot buildup***

Carbon Monoxide: ☑ N/A ☐ Detected at Plenum/Register ☐ Not tested

CO Test: Tester: ***Combustion Air Venting Present:*** ☑ Yes ☐ No ☐ N/A

Controls: Disconnect: ☐ Yes ☑ No ☑ Normal operating and safety controls observed

Distribution: ☑ Metal duct ☐ Insul. flex duct ☐ Cold air returns ☐ Duct board ☐ ***Asbestos-like wrap***

Flue Piping: ☑ N/A ☐ Rusted ☐ Improper slope ☐ ***Safety hazard***

Supports for Piping/Insulation: ☑ N/A ☐ Yes ☐ No

Filter: ☐ Standard ☐ Electrostatic ☐ Satisfactory ☑ Needs cleaning/replacement ☐ Missing

When Turned On By Thermostat: ☑ Fired ☐ Did not fire Proper Operation: ☑ Yes ☐ No ☐ Not tested

Heat Pump: ☐ Aux. electric ☐ Aux. gas ☑ N/A **Sub-Slab ducts:** ☐ Yes ☑ No ☐ N/A

System Not Operated Due To: ☐ Exterior temperature ☐ Other

☐ ***Recommend technician examine*** ***System Condition:*** ☑ Satisfactory ☐ Marginal ☐ Poor

GENERAL COMMENTS

Could not test HVAC heating system due to extreme temperatures

ELECTRIC/COOLING SYSTEM

MAIN PANEL Location: Laundry room **Condition:** ☑ Satisfactory ☐ Marginal ☐ Poor

Adequate Clearance To Panel: ☑ Yes ☐ No Amperage: Volts 120/240 ☑ Breakers ☐ Fuses

Appears Grounded: ☑ Yes ☐ No ☐ Not visible

G.F.C.I. present: ☐ Yes ☑ No **Operative:** ☐ Yes ☑ No

A.F.C.I. present: ☐ Yes ☑ No **Operative:** ☐ Yes ☑ No

MAIN WIRE: ☐ Copper ☐ Aluminum ☐ Copper clad aluminum ☑ Not visible

☐ ***Tapping before the main breaker*** ☐ ***Double tapping of the main wire***

Condition: ☑ Satisfactory ☐ Poor ☐ **Federal Pacific Panel Stab Lok®** ***(See remarks page)****

BRANCH WIRE: ☐ Copper ☐ **Aluminum*** ☐ Copper clad aluminum ☑ Not visible

Condition: ☑ Satisfactory ☐ Poor ☐ ***Recommend electrician evaluate/repair****

☐ Romex ☐ BX cable ☐ Conduit ☐ ***Knob & tube*****

☐ ***Double tapping*** ☐ ***Wires undersized/oversized breaker/fuse***

☐ Panel not accessible ☐ Not evaluated **Reason:**

SUB PANEL(S) ☑ None apparent

Location 1: Location 2: Location 3:

☐ Panel not accessible ☐ Not evaluated **Reason:**

Branch Wire: ☐ Copper ☐ Aluminum ☐ Copper clad aluminum

Neutral/ground separated: ☐ Yes ☐ No Neutral isolated: ☐ Yes ☐ No ☐ ***Safety hazard***

Condition: ☐ Satisfactory ☐ Marginal ☐ Poor ☐ ***Recommend separating/isolating neutrals***

ELECTRICAL FIXTURES

A representative number of installed lighting fixtures, switches, and receptacles located inside the house, garage, and exterior walls were tested and found to be:

Condition: ☑ Satisfactory ☐ Marginal ☐ Poor

☐ Open grounds ☐ Reverse polarity ☐ GFCIs not operating

☐ ***Solid conductor aluminum branch wiring circuits**** ***(See remarks page)***

☐ Ungrounded 3-prong outlets ☐ ***Recommend electrician evaluate/repair****

GENERAL COMMENTS

Electrical panel are satisfactory.

COOLING SYSTEM – UNIT #1 ☑ Central system ☐ Wall Unit Location: at the furnace Age: New

Energy Source: ☑ Electric ☐ Gas ☐ Water ☐ Other

Unit Type: ☑ Air cooled ☐ Water cooled ☐ Gas chiller ☐ Geothermal ☐ Heat pump

Evaporator Coil: ☑ Satisfactory ☐ Not visible ☐ Needs cleaning ☐ Damaged

Refrigerant lines: ☐ ***Leak*** ☐ ***Damage*** ☐ ***Insulation missing*** ☑ Satisfactory

Condensate Line/Drain: ☑ To exterior ☐ To pump ☐ Floor drain ☐ Other

Operation: Differential 14-22 °F

Difference in temperature (split) should be 14-22° Fahrenheit ***(See remarks page)***

Condition: ☑ Satisfactory ☐ Marginal ☐ Poor

☐ ***Not operated due to exterior temperature*** ☐ ***Recommend HVAC technician examine/clean/service***

GENERAL COMMENTS

HVAC cooling system operates properly upon inspection of property

SUMMARY

ITEMS NOT OPERATING

Wall outlet upstairs by window A/C unit, recommend replacing and repairing

MAJOR CONCERNS

Mold and mildew detected in crawlspace at floor support beam joist, recommend structural specialist to evaluate the support conditions of the property
Front right bedroom side window is plexiglass, recommend replacing with glass panel
Underneath crawlspace water pipe for shower is disconnected causing massive water leak, recommend a plumber to repair disconnected pipes
Floor joist have mold and mildew due to water leak underneath home, recommend repairing and replacing damaged area
Master bathroom shower drain is disconnected underneath the house causing severe moisture and water damage to floor and joist, recommend having a plumber to repair the plumbing issues.
Bathroom floor and joist are rotted due to plumbing issue, recommend having a certified contractor to replaced damaged area in bathroom and underneath home
Master bathroom toilet leaks and is causing damage to floor and drywall, recommend repairing a replacing damaged drywall and flooring
Master bathroom drywall by shower is damage, recommend replacing drywall by shower in master bathroom
Termite bait stations were not present on property, recommend getting termite & pest treatment for property

POTENTIAL SAFETY HAZARDS

Master bathroom GFCI is not properly secured to wall, possible hazard, recommend securing
House has lead paint, possible hazard, recommend having the proper specialist remove lead paint & repaint interior and exterior
Smoke detectors throughout the house are not working, recommend replacing batteries
Expansion tank was not installed on water heater, recommend properly installing an expansion tank Outlet by sink/toilet is not GFCI protected, possible hazard, recommend replacing outlet for a GFCI outlet

DEFERRED COST ITEMS AND COSMETIC ITEMS

Items that have reached or are reaching their normal life expectancy or show indications that they may require repair or replacement anytime during the next five (5) years.

Upstairs window A/C outlet needs to be modified to be able to plug-in window A/C unit, recommend replacing
Upstairs walls are damaged, recommend sanding, repairing and painting
Dining room has tenant items spread out and was not able to inspect each wall due to blockage
Dining room window A/C unit was not operable, recommend removing
Dining room floors were in poor condition, recommend replacing carpet
Front bedroom walls have multiple damaged areas, recommend repairing walls and repainting
Front bedroom windows are damage and have been replaced with plexiglass, recommend replacing damage window with glass panel
Front bedroom floors are in poor condition, recommend replacing carpet
Guest bathroom showerhead leaks, recommend repairing leak with Teflon tape
Guest bathroom wall are in marginal condition, recommend repairing and touch-up painting
Front bedroom door handle is loose recommend tightening handle

* Items listed in this report may inadvertently have been left off the Summary Sheet. Customer should read the entire report, including the Remarks.


Master bathroom baseboard is damage due to water damage, recommend removing drywall and baseboard and replacing damaged area
Master bathroom has mold and mildew above by showerhead, recommend having specialist come in and remove mold and mildew
Master bathroom shower head is leaking, recommend using Teflon tape
Window screen is ripped, recommend replacing screen
Master bathroom window frame is the detaching from trim, recommend repairing
Master bathroom light fixture is missing four bulbs, recommend replacing bulbs


Master bathroom towel rack is missing, recommend replacing
Master bathroom closet door has unpainted area, recommend touch up painting
Drywall has a hole in bottom in front water heater, recommend opening drywall and paneling to access water heater easily
Water heater expansion tank is not installed, recommend installing expansion tank on to water heater
Master bathroom GFCI is not secured to wall, possible hazard, recommend securing
Master bedroom area is blocked by tenants items, possible hazard


Master bedroom fireplace is blocked by tenants items, possible hazard
Living room fireplace is blocked by tenants items, possible hazard
Smoke detector is not working properly, recommend replacing batteries



Front bedroom window
glass was replaced her
plexiglass, recommend
replacing the glass panel




Attic door was block with tenant
items, possible hazard,
recommend removing away from
the door



Attic plywood has mold
detector, recommend a mold
specialist to remove damage
area



Drywall around light switch is
damaged, recommend
repairing

Drywall in stairwell is cracked
and damaged, recommend
sanding, painting area


Smoke detector is missing,
possible hazard, recommend
replacing


Outlet by window AC unit
has the incorrect plug,
recommend replacing


Outlet by stairwell isn't missing
cover plate, possible hazard,
recommend installing. cover plate














Kitchen drawer is unpainted,
recommend painting drawer to
match rest of cabinets




Outlet by sink and toilet is not
GFCI protected, possible
hazard, recommend replacing
with GFCI outlet


Guest bathroom light fixture
is missing bulb, recommend
replacing bulbs missing


Guest bathroom shower head is
leaking, recommend using
Teflon tape


Rear entry door blocked
by mound of Tenant's
clothes, possible hazard




Rear exterior door vinyl
siding is damaged,
recommend replacing


Shower drain pipe is disconnected
and causing still water buildup
underneath home, recommend a
plumber to repair piping
underneath home


Vinyl siding is damaged
around home, recommend
repairing/replacing damaged
areas


Vinyl siding on home
has cracks, recommend
replacing damaged vinyl
siding


Front deck ramp has wood
to earth contact, recommend
having concrete footers


Front deck ramp balusters are
loose, possible hazard,
recommend re-securing


Front porch ramp is missing
balusters in multiple areas,
recommend reinstalling missing
balusters


No gutters are installed on the entire
home, recommend installing gutters
to distribute water properly away
from foundation


Wood to earth contact,
recommend installing concrete
around support post


Front exterior outlet weather
cover is damaged, possible
hazard, recommend replacing


Front exterior outlet weather
cover is damaged, possible
hazard, recommend replacing


Front porch wood ramp planks
are loose, recommend re-
securing properly


No gutters are installed in
front of home, recommend
installing to distribute water
away from foundation walls


Front storm door hardware is still
installed the door is not,
recommend removing hardware


Front bedroom door handle
is loose, recommend
tightening screws


Underneath kitchen floor
joist is mold and mildew,
recommend having mold
and mildew specialist to
remove affected areas



FOR FREE QUOTES ON REPAIRS CALL

[redacted]

GROUNDS

REMARKS

SERVICE WALKS/DRIVEWAYS

Spalling concrete cannot be patched with concrete because the new will not bond with the old. Water will freeze between the two layers, or the concrete will break up from movement or wear. Replacement of the damaged section is recommended. Walks or driveways that are close to the property should be properly pitched away to direct water away from the foundation. Asphalt driveways should be kept sealed and larger cracks filled so as to prevent damage from frost.

Patios that have settled towards the structure should be mudjacked or replaced to assure proper pitch. Improperly pitched patios are one source of wet basements.

EXTERIOR WOOD SURFACES

All surfaces of untreated wood need regular applications of paint or special chemicals to resist damage. Porch or deck columns and fence posts which are buried in the ground and made of untreated wood will become damaged within a year or two.

Decks should always be nailed with galvanized, stainless steal or aluminum nails. Decks that are not painted or stained should be treated with a water sealer.

GRADING AND DRAINAGE

Any system of grading or landscaping that creates positive drainage (moving water away from the foundation walls) will help to keep a basement dry. Where negative grade exists and additional backfill is suggested, it may require digging out around the property to get a proper pitch. Dirt shall be approximately 6" below the bottom sill and should not touch wood surfaces.

Flower beds, loose mulched areas, railroad ties and other such landscaping items close to the foundation trap moisture and contribute to wet basements. To establish a positive grade, a proper slope away from the house is 1" per foot for approximately 5-6 feet. Recommend ground cover planting or grass up to foundation.

ROOF AND SURFACE WATER CONTROL

Roof and surface water must be controlled to maintain a dry basement. This means keeping gutters cleaned out and aligned, extending downspouts, installing splashblocks, and building up the grade so that roof and surface water is diverted away from the building.

WINDOW WELLS

The amount of water which enters a window well from falling rain is generally slight, but water will accumulate in window wells if the yard is improperly graded. Plastic window well covers are useful in keeping out leaves and debris.

RETAINING WALLS

Retaining walls deteriorate because of excessive pressure buildup behind them, generally due to water accumulation. Conditions can often be improved by excavating a trench behind the retaining wall and filling it with coarse gravel. Drain holes through the wall will then be able to relieve the water pressure.

Retaining walls sometime suffer from tree root pressure or from general movement of topsoil down the slope. Normally, these conditions require rebuilding the retaining wall.

RAILINGS

It is recommended that railings be installed for any stairway over 3 steps and porches over 30" for safety reasons. Balusters for porches, balconies, and stairs should be close enough to assure children cannot squeeze through.

ROOF

REMARKS

Valleys and Flashings that are covered with shingles and/or tar or any other material are considered not visible and are not part of the inspection.

Tar and Gravel Roofs are a type of covering on a pitched roof requires ongoing annual maintenance. We recommend that a roofing contractor evaluate this type of roof. Infra-red photography is best used to determine areas of potential leaks.

Flat roofs are very vulnerable to leaking. It is very important to maintain proper drainage to prevent the ponding of water. We recommend that a roofing contractor evaluate this type of roof.

ROOF TYPE	LIFE EXPECTANCY	SPECIAL REMARKS
Asphalt Shingles	15-20 years	Used on nearly 80% of all residential roofs; requires little maintenance
*Asphalt Multi-Thickness Shingles**	20-30 years	Heavier and more durable than regular asphalt shingles
*Asphalt Interlocking Shingles**	15-25 years	Especially good in high-wind areas
Asphalt Rolls	10 years	Used on low slope roofs
Built-up Roofing	10-20 years	Used on low slope roofs; 2 to 3 times as costly as asphalt shingles
*Wood Shingles**	10-40 years[1]	Treat with preservative every 5 years to prevent decay
*Clay Tiles** *Cement Tiles**	20 + years 20 + years	Durable, fireproof, but not watertight, requiring a good subsurface base
*Slate Shingles**	30-100 years[2]	Extremely durable, but brittle and expensive
*Asbestos Cement Shingles**	30-75 years	Durable, but brittle and difficult to repair
Metal Roofing	15-40 + years	Comes in sheets & shingles; should be well grounded for protection from lightning; certain metals must be painted
Single Ply Membrane	15-25 years (mfgr's claim)	New material; not yet passed test of time
Polyurethane with Elastomenic Coating	5-10 years[1]	Used on low slope roofs.

* Not recommended for use on low slope roof

[1] Depending on local conditions and proper installation
[2] Depending on quality of slate

Roof coverings should be visually checked in the spring and fall for any visible missing shingles, damaged coverings or other defects. Before re-roofing, the underside of the roof structure and roof sheathing should be inspected to determine that the roof structure can support the additional weight of the shingles.

Wood shakes and shingles will vary in aging, due to the quality of the material, installation, maintenance, and surrounding shade trees. Ventilation and drying of the wood material is critical in extending the life expectancy of the wood. Commercial preservatives are available on the market, which could be applied to wood to impede deterioration.

EXTERIOR

REMARKS

CHIMNEYS

Chimneys built of masonry will eventually need tuckpointing. A cracked chimney top that allows water and carbonic acid to get behind the surface brick/stone will accelerate the deterioration. Moisture will also deteriorate the clay flue liner. Periodic chimney cleaning will keep you apprised of the chimney's condition. The flashing around the chimney may need resealing and should be inspected every year or two. Fireplace chimneys should be inspected and evaluated by a chimney professional before using. Chimneys must be adequate height for proper drafting. Spark arrestors are recommended for a wood burning chimney, and chimney caps for fossil fuels.

Unlined Chimney should be re-evaluated by a chimney technician.

Have flue cleaned and re-evaluated. The flue lining is covered with soot or creosote and no representation can be made as to the condition.

NOT EVALUATED

The flue was not evaluated due to inaccessibility such as roof pitch, cap, cleanout not accessible, etc.

CRICKET FLASHING

Small, sloped structure made of metal and designed to drain moisture away from a chimney. Usually placed at the back of a chimney.

GUTTERS AND DOWNSPOUTS

This is an extremely important element in basement dampness control. Keep gutters clean and downspout extensions in place (4' or more). Paint the inside of galvanized gutters, which will extend the life. Shortly after a rain or thaw in winter, look for leaks at seams in the gutters. These can be recaulked before they cause damage to fascia or soffit boards. If no gutters exist, it is recommended that they be added.

SIDING

Wood siding should not come in contact with the ground. The moisture will cause rotting to take place and can attract carpenter ants. See page 34 for siding that have known problems, but are not always recognizable. EIFS This type of siding is a synthetic stucco and has experienced serious problems. It requires a certified EIFS inspector to determine condition.

Brick and stone veneer must be monitored for loose or missing mortar. Some brick and stone are susceptible to spalling. This can be caused when moisture is trapped and a freeze/thaw situation occurs. There are products on the market that can be used to seal out the moisture. This holds true for brick and stone chimneys also.

Metal siding will dent and scratch. Oxidation is a normal reaction in aluminum. There are good cleaners on the market and it is recommended that they be used occasionally. Metal siding can be painted.

DOORS AND WINDOWS

These can waste an enormous amount of energy. Maintain the caulking around the frames on the exterior. Check for drafts in the winter and improve the worst offenders first. Windows that have leaky storm windows will usually have a lot of sweating. Likewise, well-sealed storms that sweat indicate a leaky window. It is the tighter unit that will sweat (unless the home has excess humidity to begin with).

Wood that exhibits blistering or peeling paint should be examined for possible moisture sources: roof leaks, bad gutters, interior moisture from baths or laundry or from a poorly vented crawl space. Some paint problems have no logical explanation, but many are a symptom of an underlying problem. A freshly painted house may mask these symptoms, but after you have lived in the home for a year or two, look for localized paint blistering (peeling). It may be a clue.

New glazing will last longer if the raw wood is treated with boiled linseed oil prior to glazing. It prevents the wood from drawing the moisture out of the new glazing.

CAULKING

Many different types of caulk are available on the market today. Check with a paint or hardware store for the kind of application you need.

ELECTRICAL/A/C - HEAT PUMP

REMARKS

EXTERIOR DOORS
The exposed side of exterior doors needs to be painted or properly stained and varnished to prevent discoloring and delamination. Weatherstripping is a must to prevent drafts.

ELECTRICAL
Extension cord wiring to an automatic door opener should be removed and an outlet should be installed by the opener.

GARAGE

REMARKS

OVERHEAD DOOR OPENERS
We recommend that a separate electrical outlet be provided. Openers that do not have a **safety reverse** are considered a safety hazard. Small children and pets are especially vulnerable. We recommend the operating switches be set high enough so children cannot reach them. If a electric sensor is present, it should be tested occasionally to ensure it is working.

GARAGE SILL PLATES should be elevated or treated lumber should be used. If this is not the case, try to direct water away to prevent rotting.

A/C COMPRESSORS
They should not become overgrown with foliage. Clearance requirements vary, but 2' on all sides should be considered minimal with up to 6' of air discharge desirable. If a clothes dryer vent is within five to ten feet, either relocate the vent or do not run when the A/C is running. The lint will quickly reduce the efficiency of the A/C unit. Typical lifespan of an AC compressor is 15yrs.

BURNERS
Any appliance such as a water heater, furnace, etc. should have the flame a minimum of 18" above the floor. Any open flame less than 18" from the floor is a potential safety hazard. The appliance should also be protected from vehicle damage.

INTERIOR

KITCHEN REMARKS

PLASTER ON WOOD LATH
Plaster on wood lath is an old technique and is no longer in general use. Wood lath shrinks with time and the nails rust and loosen. As a result, the plaster may become fragile and caution is needed in working with this type of plastering system. Sagging ceilings are best repaired by laminating drywall over the existing plaster and screwing it to the ceiling joists.

PLASTER ON GYPSUM LATH (ROCK LATH)
Plaster on gypsum lath will sometimes show the seams of the 16" wide gypsum lath, but this does not indicate a structural fault. The scalloping appearance can be leveled with drywall joint compound and fiberglass mesh joint tape or drywall can be laminated over the existing plaster on the ceiling.

WOOD FLOORING
Always attempt to clean wood floors first before making the decision to refinish the floor. Wax removers and other mild stripping agents plus a good waxing and buffing will usually produce satisfactory results. Mild bleaching agents help remove deep stains. Sanding removes some of the wood in the floor and can usually be done safely only once or twice in the life of the floor.

NAIL POPS
Drywall nail pops are due to normal expansion and contraction of the wood members to which the drywall is nailed and are usually of no structural significance.

CARPETING
Where carpeting has been installed, the materials and condition of the floor underneath cannot be determined.

APPLIANCES
(If report indicated appliances were operated, the following applies) Dishwashers are tested to see if the motor operates and water sprays properly. Stoves are tested to see that burners are working and oven and broiler get hot. Timer and controls are not tested. Refrigerators are not tested.

No representation is made to continued life expectancy of any appliance.

ASBESTOS AND OTHER HAZARDS
Asbestos fibers in some form are present in many homes, but are often not visible and cannot be identified without testing.

If there is reason to suspect that asbestos may be present and if it is of particular concern, a sample of the material in question may be removed and analyzed in a laboratory. However, detecting or inspecting for the presence or absence of asbestos is not a part of our inspection.

Also excluded from this inspection and report are the possible presence of, or danger from, radon gas, lead-based paint, urea formaldehyde, toxic or flammable chemicals and all other similar or potentially harmful substances and environmental hazards.

WINDOWS
A representative number of windows are inspected.

BATHROOM(S)

REMARKS

STALL SHOWER
The metal shower pan in a stall shower has a potential or probable life of 10-20 years depending on quality of the pan installed. Although a visible inspection is made to determine whether a shower pan is currently leaking, it cannot be stated with certainty that no defect is present or that one may not soon develop. Shower pan leaks often do not show except when the shower is in actual use.

CERAMIC TILE
Bathroom tile installed in a mortar bed is excellent. It is still necessary to keep the joint between the tile and the tub/shower caulked or sealed to prevent water spillage from leaking through and damaging the ceilings below. Ceramic tile is often installed in mastic. It is important to keep the tile caulked or water will seep behind the tile and cause deterioration in the wallboard. Special attention should be paid to the area around faucets and other tile penetrations.

EXHAUST FANS
Bathrooms with a shower should have exhaust fans when possible. This helps to remove excess moisture from the room, preventing damage to the ceiling and walls and wood finishes. The exhaust fan should not be vented into the attic. The proper way to vent the fan(s) is to the outside. Running the vent pipe horizontally and venting into a gable end or soffit is preferred. Running the vent pipe vertically through the roof may cause condensation to run down the vent pipe, rusting the fan and damaging the wallboard. Insulating the vent pipe in the attic will help to reduce this problem.

SLOW DRAINS on sinks, tubs, and showers are usually due to build up of hair and soap scum. Most sink popups can be easily removed for cleaning. Some tubs have a spring attached to the closing lever that acts as a catch for hair. It may require removing a couple of screws to disassemble. If you cannot mechanically remove the obstruction, be kind to your pipes. ***Don't use a caustic cleaner***. There are several bacteria drain cleaners available. They are available at hardware stores in areas where septic tanks are used. These drain cleaners take a little longer to work, but are safe for you and your pipes.

SAFETY HAZARDS
Typical safety hazards found in bathrooms are open grounds or reverse polarity by water.
Replacing these outlets with G.F.C.I.'s are recommended.

WHIRLPOOL TUBS
This relates to interior tubs hooked up to interior plumbing. Where possible, the motor will be operated to see that the jets are working. Hot tubs and spas are not inspected.

INTERIOR

ROOMS REMARKS

DOOR STOPS
All swinging doors should be checked for door stops. Broken or missing door stops can result in door knobs breaking through drywall or plaster.

CLOSET GUIDES
Sliding closet doors should be checked to see that closet guides are in place. Missing or broken closet guides can cause scratches and damage to doors.

COLD AIR RETURNS
Bedrooms that do not have cold air returns in them should have a 3/4" gap under the doors to allow cold air to be drawn into the hall return.

AN INSPECTION VERSUS A WARRANTY

A home inspection is just what the name indicates, an inspection of a home...usually a home that is being purchased. The purpose of the inspection is to determine the condition of the various systems and structures of the home. While an inspection performed by a competent inspection company will determine the condition of the major components of the home, no inspection will pick up every minute latent defect. The inspector's ability to find all defects is limited by access to various parts of the property, lack of information about the property and many other factors. A good inspector will do his or her level best to determine the condition of the home and to report it accurately. The report that is issued is an opinion as to the condition of the home. This opinion is arrived at by the best technical methods available to the home inspection industry. It is still only an opinion.

A warranty is a policy sold to the buyer that warrants that specific items in the home are in sound condition and will remain in sound condition for a specified period of time. Typically, the warranty company never inspects the home. The warranty company uses actuarial tables to determine the expected life of the warranted items and charges the customer a fee for the warranty that will hopefully cover any projected loss and make a profit for the warranty seller. It is essentially an insurance policy.

The service that we have provided you is an inspection. We make no warranty of this property. If you desire warranty coverage, please see your real estate agent for details about any warranty plan to which their firm may have access.

INTERIOR

REMARKS

WINDOW FRAMES AND SILLS
Window frames and sills are often found to have surface deterioration due to condensation that has run off the window and damaged the varnish. Usually this can be repaired with a solvent style refinisher and fine steel wool. This is sometimes a sign of excess humidity in the house.

See comments regarding caulking doors and windows.

FIREPLACES
It is important that a fireplace be cleaned on a routine basis to prevent the buildup of creosote in the flue, which can cause a chimney fire.

Masonry fireplace chimneys are normally required to have a terra cotta flue liner or 8 inches of masonry surrounding each flue in order to be considered safe and to conform with most building codes.

During visual inspections, it is not uncommon to be unable to detect the absence of a flue liner either because of stoppage at the firebox, a defective damper or lack of access from the roof.

WOODBURNERS
Once installed, it can be difficult to determine proper clearances for woodburning stoves. Manufacturer specifications, which are not usually available to the inspector, determine the proper installation. We recommend you ask the owner for paperwork, verifying that it was installed by a professional contractor.

VENTILATION
Ventilation is recommended at the rate of one square foot of vent area to 300 square feet of attic floor space, this being divided between soffit and rooftop. Power vents should ideally have both a humidistat and a thermostat, since ventilation is needed to remove winter moisture as well as summer heat. Evidence of condensation such as blackened roof sheathing, frost on nail heads, etc. is an indication that ventilation may have been or is blocked or inadequate.

INSULATION
The recommended insulation in the attic area is R-38, approximately 12". If insulation is added, it is important that the ventilation is proper.

SMOKE DETECTORS
Smoke detectors should be tested monthly. At least one detector should be on each level. CO detectors are not required by most states, but for safety reasons, are highly recommended.

VAPOR BARRIERS
The vapor barrier should be on the warm side of the surface. Most older homes were built without vapor barriers. If the vapor barrier is towards the cold side of the surface, it should be sliced or removed. Most vapor barriers in the attic are covered by insulation and therefore, not visible.

SAFETY GLAZING
Safety glazing requirements vary depending on the age of the home. Every attempt is made to identify areas where the lack of safety glazing presents an immediate safety hazard, such as a shower door. In some older homes it is difficult to determine if safety glazing is present, since the glass is not marked. Therefore, no representation is made that safety glazing exists in all appropriate areas.

INSULATED GLASS
Broken seal in thermopane/insulated windows are not always visible nor detectible due to humidity and temperature changes during the day. Other factors such as window covering, dirty windows, and lack of accessibility, personal property placed in front of the windows all effect the view of the windows at the time of the inspection.

BASEMENT

REMARKS

BASEMENT

Any basement that has cracks or leaks is technically considered to have failed. Most block basements have step cracks in various areas. If little or no movement has occurred and the step cracks are uniform, this is considered acceptable. Horizontal cracks in the third or fourth block down indicate the block has moved due to outside pressure. They can be attributed to many factors such as improper grading, improperly functioning gutter and downspout system, etc. Normally if little or no movement has taken place and proper grading and downspouts exist, this is considered acceptable. If the wall containing the stress crack(s) has moved considerably, this will require some method of reinforcement. Basements that have been freshly painted or tuckpointed should be monitored for movement. This will be indicated by cracks reopening. If cracks reappear, reinforcement may be necessary. Reinforcing a basement wall can become expensive.

FOUNDATION (COVERED WALLS)

Although an effort has been made to note any major inflections or weaknesses, it is difficult at best to detect these areas when walls are finished off, or basement storage makes areas inaccessible. **No representation is made as to the condition of these walls.**

MONITOR indicates that the walls have stress cracks, but little movement has occurred. In our opinion, the cracks should be filled with mortar and the walls monitored for further movement and cracking. If additional movement or cracking occurs, reinforcement may be necessary.

HAVE EVALUATED We recommend that the walls be re-evaluated by a structural engineer or basement repair company and estimates be obtained if work is required.

VAPOR BARRIER

Floors that are dirt or gravel should be covered with a vapor barrier.

MOISTURE PRESENT

Basement dampness is frequently noted in houses and in most cases the stains, moisture or efflorescence present is a symptom denoting that a problem exists outside the home. Usual causes are improper downspout extensions or leaking gutters and/or low or improper grade (including concrete surfaces) at the perimeter of the house. A proper slope away from the house is one inch per foot for four to six feet.

Expensive solutions to basement dampness are frequently offered. It is possible to spend thousands of dollars on solutions such as pumping out water that has already entered or pumping of chemical preparations into the ground around the house, when all that may be necessary are a few common sense solutions at the exterior perimeter. However, this is not intended to be an exhaustive list of causes and solutions to the presence of moisture. **No representation is made to future moisture that may appear.**

PALMER VALVE

Many older homes have a valve in the floor drain. This drain needs to remain operational.

DRAIN TILE

We offer no opinion about the existence or condition of the drain tile, as it cannot be visibly inspected.

BASEMENT ELECTRICAL OUTLETS

We recommend that you have an outlet within 6' of each appliance. The appliance you plan to install may be different than what exists, therefore the inspection includes testing a representative number of receptacles that exist. It is also recommended to have ground fault circuit interrupts for any outlet in the unfinished part of the basement and crawl spaces.

CRAWL SPACE

REMARKS

CRAWL SPACES

Crawl spaces are shallow spaces between the first level floor joist and the ground. Access to this area may be from the inside, outside or not accessible at all. Ductwork, plumbing, and electrical may be installed in the space in which access may be necessary. The floor of the crawl space may be covered with concrete, gravel, or may be the original soil. A vapor barrier may be a sheet of plastic or tar paper and installed over or under this material. The vapor barrier will deter the moisture from the earth from escaping into the crawl space and causing a musty smell. Ventilation is also important to control excess moisture buildup. Vents may be located on the outside of the house and are normally kept open in the summer and closed for the winter (where freezing may occur).

The basement/crawl space diagram indicates areas that are covered and not part of a visual inspection. Every attempt is made to determine if paneling is warped, moisture stains are bleeding through, etc. Storage that blocks the visibility of a wall is not removed to examine that area. Therefore, it is important that on your walk-through before closing, you closely examine these areas.

Closed crawl spaces that have vents to the outside should have insulation under the floor above the crawl space.

HAVE EVALUATED

We recommend that the walls be re-evaluated by a structural engineer or basement repair company and estimates be obtained if work is required.

MONITOR

Indicates that the walls have stress cracks, but little movement has occurred. In our opinion, the cracks should be filled with mortar and the walls monitored for further movement and cracking. If additional movement or cracking occurs, reinforcement may be necessary.

PLUMBING

REMARKS

WELLS

Examination of wells is not included in this visual inspection. It is recommended that you have well water checked for purity by the local health authorities and, if possible, a check on the flow of the well in periods of drought. A well pit should have a locked cover on it to prevent anyone from falling into the pit.

SEPTIC SYSTEMS

The check of septic systems is not included in our visual inspection. You should have the local health authorities or other qualified experts check the condition of the septic system.

In order for the septic system to be checked, the house must have been occupied within the last 30 days.

WATER PIPES

Galvanized water pipes rust from the inside out and may have to be replaced within 20 to 30 years. This is usually done in two stages: horizontal piping in the basement first, and vertical pipes throughout the house later as needed. Copper pipes usually have more life expectancy and may last as long as 60 years before needing to be replaced.

HOSE BIBS

During the winter months it is necessary to make sure the outside faucets are winterized. This can be done by means of a valve located in the basement. Leave the outside faucets open to allow any water standing in the pipes to drain, preventing them from freezing. Hose bibs cannot be tested when winterized.

WATER HEATER

The life expectancy of a water heater is 5-10 years. Water heaters generally need not be replaced unless they leak. It is a good maintenance practice to drain 5-10 gallons from the heater several times a year. Missing relief valves or improper extension present a safety hazard.

WATER SOFTENERS

During a visual inspection it is not possible to determine if water is being properly softened.

PLUMBING

The temperature/pressure valve should be tested several times a year by lifting the valve's handle. Caution: very hot water will be discharged. If no water comes out, the valve is defective and must be replaced.

SHUT-OFF VALVES

Most shut-off valves have not been operated for long periods of time. We recommend operating each shut-off valve to: toilet bowl, water heater, under sinks, main shut-off, hose faucets, and all others. We recommend you have a plumber do this, as some of the valves may need to be repacked or replaced. Once the valves are in proper operating order, we recommend opening and closing these valves several times a year.

POLYBUTYLENE PIPING

This type of piping has a history of problems and should be examined by a licensed plumber and repaired or replaced as necessary.

MECHANICAL DEVICES MAY OPERATE AT ONE MOMENT AND LATER MALFUNCTION; THEREFORE, LIABILITY IS SPECIFICALLY LIMITED TO THOSE SITUATIONS WHERE IT CAN BE CONCLUSIVELY SHOWN THAT THE MECHANICAL DEVICE INSPECTED WAS INOPERABLE OR IN THE IMMEDIATE NEED OF REPAIR OR NOT PERFORMING THE FUNCTION FOR WHICH IS IT WAS INTENDED AT THE TIME OF INSPECTION.

CSST

Corrugated Stainless Steel Tubing is an alternative to traditional black iron gas piping. It is a continuous, flexible, stainless steel pipe with an exterior PVC covering.

HEATING SYSTEM

REMARKS

HEATING AND AIR CONDITIONING units have limited lives. Normal lives are:

GAS-FIRED HOT AIR	15-25 years
OIL-FIRED HOT AIR	20-30 years
CAST IRON BOILER (Hot water or steam)	30-50 years or more
STEEL BOILER (Hot water or steam)	30-40 years or more
COPPER BOILER (Hot water or steam)	10-20 years
CIRCULATING PUMP (Hot water)	10-15 years
AIR CONDITIONING COMPRESSOR	8-12 years
HEAT PUMP	8-12 years

Gas-fired hot air units that are close to or beyond their normal lives have the potential of becoming a source of carbon monoxide in the home. You may want to have such a unit checked every year or so to assure yourself that it is still intact. Of course a unit of such an age is a good candidate for replacement with one of the new, high efficiency furnaces. The fuel savings alone can be very attractive.

Boilers and their systems may require annual attention. If you are not familiar with your system, have a heating contractor come out in the fall to show you how to do the necessary thing **Caution: do not add water to a hot boiler!**

Forced air systems should have filters changed every 30 to 60 days of the heating and cooling season. This is especially true if you have central air conditioning. A dirty air system can lead to premature failure of your compressor - a $1,500 machine.

Oil-fired furnaces and boilers should be serviced by a professional each year. Most experts agree you will pay for the service cost in fuel saved by having a properly tuned burner.

Read the instructions for maintaining the humidifier on your furnace. A malfunctioning humidifier can rust out a furnace rather quickly. It is recommended that the humidifier be serviced at the same time as the furnace, and be cleaned regularly. **During a visual inspection it is not possible to determine if the humidifier is working.**

Have HVAC technician examine - A condition was found that suggests a heating contractor should do a further analysis. We suggest doing this before closing.

Heat exchangers cannot be examined nor their condition determined without being disassembled. Since this is not possible during a visual, non-technically exhaustive inspection, you may want to obtain a service contract on the unit or contact a furnace technician regarding a more thorough examination.

Testing pilot safety switch requires blowing out the pilot light. Checking safety limit controls requires disconnecting blower motor or using other means beyond the scope of this inspection. If the furnace has not been serviced in last 12 months you may want to have a furnace technician examine.

CO Test This is not part of a non-technical inspection. If a test was performed, the type of tester is indicated on the Heating System page.

Combustible Gas Detector If a gas detector was used during the inspection of the furnace and evidence of possible combustible gases was noted, we caution you that our test instrument is sensitive to many gases and not a foolproof test. None-the-less, this presents the possibility that a hazard exists and could indicate that the heat exchanger is, or will soon be, defective.

ELECTRIC/COOLING SYSTEM

REMARKS

Every effort has been made to evaluate the size of the service. Three wires going into the home indicate 240 volts. The total amperage can be difficult to determine. We highly recommend that ground fault circuit interrupters (G.F.C.I.) be connected to all outlets around water. This device automatically shuts the circuit off when it senses a current leak to ground. This device can be purchased in most hardware stores. G.F.C.I.'s are recommended by all outlets located near water, outside outlets, or garage outlets. Pool outlets should also be protected with a G.F.C.I.
See diagram below:


Reset Button
Test Button
GROUND-FAULT CIRCUIT INTERRUPTOR

If you do have G.F.C.I.'s, it is recommended that you test (and reset) them monthly. When you push the test button, the reset button should pop out, shutting off the circuit. If it doesn't, the breaker is not working properly. If you don't test them once a month, the breakers have a tendency to stick and may not protect you when needed.

Knob and tube wiring found in older homes should be checked by an electrician to insure that the wire cover is in good condition. Under no circumstances should this wire be covered with insulation. Recess light fixtures should have a baffle around them so that they are not covered with insulation. The newer recessed fixtures will shut off if they overheat. (no representation is made as to proper recess lighting fixtures).

Federal Pacific Stab-Lok® Electrical panels may be unsafe. See www.google.com (Federal Pacific)

Aluminum wiring in general lighting circuits has a history of over heating, with the potential of a fire. If this type of wiring exists, a licensed electrical contractor should examine the whole system.

ARC FAULTS

In some areas arc faults are required in new homes, starting in 2002 and these control outlets in the bedrooms.

REVERSE POLARITY

A common problem that surfaces in many homes is reverse polarity. This is a potentially hazardous situation in which the hot and neutral wires of a circuit are reversed at the outlet, thereby allowing the appliance to incorrectly be connected. This is an inexpensive item to correct.

Each receptacle has a brass and silver screw. The black wire should be wired to the brass screw and the white wire should go to the silver screw. When these wires are switched, this is called "reverse polarity." Turning off the power and switching these wires will correct the problem.

Main service wiring for housing is typically 240 volts. The minimum capacity for newer homes is 100 amps though many older homes still have 60 amp service. Larger homes or all electric homes will likely have a 200 amp service.

Main service wiring may be protected by one or more circuit breakers or fuses. While most areas allow up to six main turnoffs, expanding from these panels is generally not allowed.

COOLING

Testing A/C System and Heat Pump- The circuit breakers to A/C should be on for a minimum of 24 hours and the outside temperature at least 60 degrees for the past 24 hours or an A/C system cannot be operated without possible damage to the compressor. Check the instructions in your A/C manual or on the outside compressor before starting up in the summer. Heat pump can only be tested in the mode it's running in. Outside temperature should be at least 65° for the past 24 hours to run in cooling mode.

Temperature differential, between 14°-22°, is usually acceptable. If out of this range, have an HVAC contractor examine it. It is not always feasible to do a differential test due to high humidity, low outside temperature, etc.

COSTS OF REMODELING OR REPAIR

The prices quoted below include a range of prices based on a typical metropolitan area. Individual prices from contractors can vary substantially from these ranges. We advise that several bids be obtained on any work exceeding $500 dollars. **DO NOT RELY ON THESE PRICES... GET FURTHER ESTIMATES.**

ITEM	UNIT	ESTIMATED PRICE
Masonry fireplace	Each	$4,000 - $8,000
Install prefab fireplace	Each	2,000 - 4,000
Insulate attic	Square foot	.75 - 1.25
Install attic ventilating fan	Each	200 - 300
Install new drywall over plaster	Square foot	1.75 - 2.75
Install new warm air furnace	Each	1,800 - 3,500
Replace central air conditioning/heat pump	Per ton	1,000 – 1,500
Install humidifier	Each	300 - 500
Install electrostatic air cleaner	Each	800 - 1,500
Increase electrical service to 200 amps	Each	1,000 – 1,500
Run separate elec. line for dryer	Each	125 - 200
Run separate elec. line for A/C	Each	135 - 200
Install hardwired smoke detector	Each	100 - 180
Install new disposal	Each	150 - 250
Install new dishwasher	Each	500 – 1,000
Install new hot water boiler	Each	2,000 - 4,000
Install new 30-50 gallon water heater	Each	350 - 650
Install new 75 gallon water heater	Each	750 – 1,000
Dig and install new well	Each	get estimate
Install new septic system	Each	get estimate
Re-grade around exterior	Each	get estimate
Install new sump pump	Each	150 - 300
Build new redwood or pressure-treated deck	Square foot	15 - 30
Install storm windows	Each	60 - 150
Install wood replacement windows	Each	400 - 800
Install aluminum or vinyl replacement window	Each	150 - 400
Install new gutters and downspouts	Lineal foot	4.00 – 8.00
Install asphalt shingle o/existing	Square foot	1.20 - 1.70
Tear off existing roof and install new asphalt shingle roof	Square foot	2.50 - 4.00
Install 1-ply membrane rubberized roof	Square foot	get estimate
Install new 4-ply built-up tar & gravel	Square foot	get estimate
Remove asbestos from pipes in basement	Lineal foot	get estimate
Concrete drive or patio	Square foot	4.50 – 9.00
Plus removal of old	Square foot	1.50 - 3.00
Clean chimney flue	Each	100 - 200
Add flue liner for gas fuel	Each	900 - 1,200
Add flue liner for oil or wood	Each	2,800 - 3,500

Deferred Costs - It is impossible to determine how long these items will last before needing replacement. The report addresses most of these items from a "condition" standpoint.

PREVENTIVE MAINTENANCE TIPS

I. FOUNDATION & MASONRY: ***Basements, Exterior Walls***: To prevent seepage and condensation problems.
a. Check basement for dampness & leakage after wet weather.
b. Check chimneys, deteriorated chimney caps, loose and missing mortar.
c. Maintain grading sloped away from foundation walls.

II. ROOFS & GUTTERS: To prevent roof leaks, condensation, seepage and decay problems.
a. Check for damaged, loose or missing shingles, blisters.
b. Clean gutters, leaders, strainers, window wells, drains. Be sure downspouts direct water away from foundation. Cut back tree limbs.
c. Check flashings around roof stacks, vents, skylights, chimneys, as sources of leakage. Check vents, louvers and chimneys for birds nests, squirrels, insects.
d. Check fascias and soffits for paint flaking, leakage & decay.

III. EXTERIOR WALLS: To prevent paint failure, decay and moisture penetration problems.
a. Check painted surface for paint flaking or paint failure. Cut back shrubs.
b. Check exterior masonry walls for cracks, looseness, missing or broken mortar.

IV. DOORS AND WINDOWS: To prevent air and weather penetration problems.
a. Check caulking for decay around doors, windows, corner boards, joints. Recaulk and weatherstrip as needed. Check glazing, putty around windows.

V. ELECTRICAL: For safe electrical performance, mark & label each circuit.
a. Trip circuit breakers every six months and ground fault circuit interrupters (G.F.C.I.) monthly.
b. Check condition of lamp cords, extension cords & plugs. Replace at first sign of wear & damage.
c. Check exposed wiring & cable for wear or damage.
d. If you experience slight tingling shock from handling or touching any appliance, disconnect the appliance & have it repaired. If lights flicker or dim, or if appliances go on and off unnecessarily, call a licensed electrician.

VI. PLUMBING: For preventive maintenance.
a. Drain exterior water lines, hose bibs, sprinklers, pool equipment in the fall.
b. Draw off sediment in water heaters monthly or per manufacturer's instructions.
c. Have septic tank cleaned every 2 years.

VII. HEATING & COOLING: For comfort, efficiency, energy conservation and safety.
a. Change or clean furnace filters, air condition filters, electronic filters as needed.
b. Clean and service humidifier. Check periodically and annually.
c. Have oil burning equipment serviced annually.

VIII. INTERIOR: General house maintenance.
a. Check bathroom tile joints, tub grouting & caulking. Be sure all tile joints in bathrooms are kept well sealed with tile grout to prevent damage to walls, floors & ceilings below.
b. Close crawl vents in winter and open in summer.
c. Check underside of roof for water stains, leaks, dampness & condensation, particularly in attics and around chimneys.

IX. Know the location of:
- Main water shutoff valve.
- Main electrical disconnect or breaker.
- Main emergency shutoff switch for the heating system.

Tenant Ledger

Tenants: [redacted]
Phone: [redacted]
Unit: --
Property: Sardis St 115 - 115 Sardis Street Barnesville, GA 30204
Status: Current
Move in date: 03/01/2019
Move out date: --
Lease Expiration: 02/29/2020
Rent: 775.00
Deposit Paid: 0.00

Date	Payer	Description	Charges	Payments	Balance
Starting Balance					0.00
02/12/2019		Application Fee Income	50.00		50.00
02/12/2019	[redacted]	Payment (Reference #[redacted])		50.00	0.00
03/01/2019		First Month's Rent Income - Move In Charge: First Month's Rent	775.00		775.00
03/04/2019	[redacted]	Payment [redacted] First Month's Rent Payment		775.00	0.00
04/01/2019		Rent Income - April 2019 - Rent Income	775.00		775.00
04/03/2019	[redacted]	ACH Payment [redacted]		775.00	0.00
05/01/2019		Rent Income - May 2019 - Rent Income	775.00		775.00
05/03/2019	[redacted]	ACH Paymen[redacted] Reversed by NSF		775.00	0.00
05/08/2019	[redacted]	NSF reversal receipt for Reference [redacted]		-775.00	775.00
05/09/2019		NSF Fees Collected - NSF fee on May rent returned	50.00		825.00
05/09/2019		Late Fee Income - Late fee on May rent returned	77.50		902.50
05/15/2019	[redacted]	ACH Payment [redacted]		902.50	0.00
06/01/2019		Rent Income - June 2019 - Rent Income	775.00		775.00
06/01/2019	[redacted]	Credit Card Payment [redacted]		775.00	0.00
07/01/2019		Rent Income - July 2019 - Rent Income	775.00		775.00
07/06/2019	[redacted]	Credit Card Payment [redacted]		775.00	0.00
Total					**0.00**